UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Enterprise Products Partners L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Enterprise Products Partners L.P. Unitholders:

You are cordially invited to attend a special meeting of the unitholders of Enterprise Products Partners L.P. (the “partnership”) to be held at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002 on Tuesday, November 22, 2022, at 8:00 a.m. Houston, Texas time. The board of directors of Enterprise Products Holdings LLC, our general partner, which we refer to as our board of directors, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•	to approve the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan (the “2008 Incentive Plan”); and

•	to approve the amendment and restatement of the EPD Unit Purchase Plan (the “Unit Purchase Plan”).

A subcommittee of the Governance Committee of our general partner, the Incentive Plan Administration Subcommittee (the “IPA Subcommittee”), has unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. Our board of directors has unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and determined it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to approval of the 2008 Incentive Plan, our IPA Subcommittee, both unanimously recommend that you vote “FOR” the proposals listed above.

YOUR VOTE IS IMPORTANT. Please refer to the enclosed proxy statement for detailed information about the special meeting and the proposals. We urge you to carefully read the entire proxy statement, including all of its annexes.

Whether or not you plan to attend the special meeting, please complete and submit the enclosed proxy card as soon as possible or transmit your voting instructions by using the telephone or internet procedures described on your proxy card.

Our common units are traded on the New York Stock Exchange, or NYSE, under the symbol “EPD.” The last reported sale price of our common units on the NYSE on October 14, 2022 was $24.99.

A. James Teague	W. Randall Fowler
Co-Chief Executive Officer	Co-Chief Executive Officer
Enterprise Products Holdings LLC	and Chief Financial Officer
Enterprise Products Holdings LLC

This proxy statement is dated October 24, 2022 and is being first mailed to unitholders on or about October 24, 2022.

Houston, Texas

October 24, 2022

Notice of Special Meeting of Unitholders

To the Unitholders of Enterprise Products Partners L.P.:

A special meeting of the unitholders of Enterprise Products Partners L.P. (the “partnership”) will be held at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002 on Tuesday, November 22, 2022, at 8:00 a.m. Houston, Texas time, for the following purposes:

•	to consider and vote upon the approval of the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan (the “2008 Incentive Plan”);

•	to consider and vote upon the approval of the amendment and restatement of the EPD Unit Purchase Plan (the “Unit Purchase Plan”); and

•	to transact such other business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

Details regarding the proposal to amend and restate the 2008 Incentive Plan, which we refer to as the “Incentive Plan Proposal,” and the proposal to amend and restate the Unit Purchase Plan, which we refer to as the “Unit Purchase Plan Proposal,” are contained in this proxy statement. We encourage you to read these materials carefully.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding common units and Series A Cumulative Convertible Preferred Units (“Series A Preferred Units”) on an as-converted basis must be present in person or by proxy at the meeting. Under the rules of the New York Stock Exchange, the “NYSE,” each of the proposals requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote on an as-converted basis. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast.

A subcommittee of the Governance Committee of our general partner, the Incentive Plan Administration Subcommittee (the “IPA Subcommittee”), has unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. Our board of directors has unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and determined it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to approval of the 2008 Incentive Plan, our IPA Subcommittee, both unanimously recommend that you vote “FOR” the proposals listed above.

Only unitholders of record at the close of business on October 11, 2022, including holders of our outstanding common units and Series A Preferred Units, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting. A list of unitholders entitled to vote at the meeting will be available for inspection at our offices in Houston, Texas for any purpose relevant to the meeting during normal business hours for a period of 10 days before the meeting and at the meeting. For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS. If your units are held in “street name” by a broker or other nominee, you should follow the instructions provided by your broker or nominee to vote your common units. If you hold your units in your own name, you may vote by:

•	using the toll-free telephone number shown on the proxy card;

•	using the internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON NOVEMBER 22, 2022. This proxy statement, including the Annexes attached hereto, is also available on our website at http://www.enterpriseproducts.com under the “Investors” tab.

By order of the Board of Directors of Enterprise Products Holdings LLC, as the general partner of Enterprise Products Partners L.P.

Harry P. Weitzel
Executive Vice President, General Counsel and Secretary
Enterprise Products Holdings LLC

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED OCTOBER 24, 2022. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

Important Information and Risks. The following are brief answers to some questions that you may have regarding the proposals being considered at the special meeting but may not include all the information important to you regarding the proposals. You should read and consider carefully the remainder of this proxy statement, including the annexes, as well as the documents incorporated by reference in this proxy statement. Please read “Where You Can Find More Information” beginning on page 36.

Q:	Who is soliciting my proxy?

A:

Enterprise Products Holdings LLC, our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders. Certain directors and officers of our general partner, certain employees of Enterprise Products Company, a Texas corporation (“EPCO”), and its affiliates providing services to us may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:	How will my proxy be voted?

A:

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of the board of directors of our general partner (which we refer to as our board of directors), which is to vote FOR the proposals. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion.

Q:	When and where is the special meeting?

A:	The special meeting will be held on November 22, 2022, at 8:00 a.m. Houston, Texas time at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002.

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units on the basis of one vote per unit and outstanding Series A Preferred Units on an as-converted basis into common units represented either in person or by proxy.

In accordance with our partnership agreement, except as set forth therein, holders of outstanding Series A Preferred Units have voting rights with respect to their Series A Preferred Units that are identical to the voting rights of the holders of common units and vote with the holders of common units as a single class, so that such holders of Series A Preferred Units are entitled to one vote for each common unit into which the outstanding Series A Preferred Units held by such holders are then convertible at the then-applicable Series A Conversion Ratio on each matter with respect to which holders of common units are entitled to vote. As of October 11, 2022, the “Series A Conversion Ratio” was 44.02612 common units for each Series A Preferred Unit.

Q:	What is the purpose of the meeting?

A:	At the special meeting, our unitholders will act upon the Incentive Plan Proposal and the Unit Purchase Plan Proposal as described in more detail herein.

Q:	What is the recommendation of our board of directors?

A:	Our board of directors and, with respect to the Incentive Plan Proposal, our IPA Subcommittee, both unanimously recommend that you vote “FOR” the proposals.

On September 21, 2022, our IPA Subcommittee unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. On September 21, 2022, our board of directors unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and believes it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to the Incentive Plan Proposal, our IPA Subcommittee, both unanimously recommend that you vote “FOR” the proposals listed above.

Q:	What constitutes a quorum?

A:

If more than 50% of our common units and Series A Preferred Units (on an as-converted basis at the then-applicable Series A Conversion Ratio) outstanding on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units and Series A Preferred Units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card or properly submitted your proxy by telephone or Internet.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will not be considered present at the meeting for purposes of determining the presence of a quorum, nor will they be considered entitled to vote.

Q:	What is the vote required to approve the proposals?

A:

Under the NYSE Listed Company Manual, each of the proposals requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote on an as-converted basis. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the proposals. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of each of the proposals, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible (at the then-applicable Series A Conversion Ratio). Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” each of the proposals must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against each of the proposals.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR the proposals.

As of October 11, 2022, affiliates of our general partner, and the directors and executive officers of our general partner owned an aggregate of 709,974,288 outstanding common units and no outstanding Series A Preferred Units, collectively representing an aggregate 32.6% of our issued and outstanding units representing limited partner interests on an as-converted basis. Such affiliates have stated their intention to vote their units in favor of the proposals. Because the approval of the proposals by such affiliates is not sufficient to approve the proposals, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

The form of proxy provides unitholders the opportunity to vote on each of the proposals. However, neither the Incentive Plan Proposal nor the Unit Purchase Plan Proposal will be effective unless approved by the unitholders.

Q:	Who is entitled to attend and vote at the special meeting?

A:

All unitholders who owned our outstanding common units and/or Series A Preferred Units at the close of business on the record date, October 11, 2022, are entitled to receive notice of and attend the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:	If I am planning to attend the special meeting in person, should I still vote by proxy?

A:

Yes. Whether or not you plan to attend the special meeting, you should vote by proxy to ensure that your common units and Series A Preferred Units will be voted. Your common units and Series A Preferred Units will not be voted if you do not vote by proxy and do not vote in person at the scheduled special meeting to be held on November 22, 2022.

Q:	How do I vote my common units or Series A Preferred Units if I hold my common units or Series A Preferred Units in my own name?

A:

After you have read this proxy statement carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or the Internet, as soon as possible in accordance with the instructions provided under “The Special Unitholder Meeting — Voting Procedures” beginning on page 34 of this proxy statement.

Q:	If my common units or Series A Preferred Units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units or Series A Preferred Units for me?

A:

No. Your broker cannot vote your common units or Series A Preferred Units held in “street name” for or against the proposals unless you tell the broker or other nominee how you wish to vote. To tell your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

Please note that you may not vote your common units or Series A Preferred Units held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee. If you do not instruct your broker or other nominee on how to vote your common units or Series A Preferred Units, your broker or other nominee may not vote your common units or Series A Preferred Units, which will have the negative effects described below under “What if I do not vote?”. You should therefore provide your broker or other nominee with instructions as to how to vote your common units or Series A Preferred Units.

Q:	How do I vote by telephone or electronically?

A:

If you are a registered unitholder (including all persons who hold common units or Series A Preferred Units in certificated form), you may vote by telephone or through the Internet by following the instructions included on your proxy card. If your common units or Series A Preferred Units are held in “street name,” you will receive instructions from your broker or other nominee describing how to vote your common units or Series A Preferred Units. Certain of these institutions may offer telephone and Internet voting. Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you. The deadline for voting by telephone or through the Internet is 11:59 p.m. Central Daylight Time on November 21, 2022, the night before the special meeting.

Q:	What if I do not vote?

A:

If you do not vote in person or by proxy, or a broker non-vote is made on your behalf, your proxy will not be counted as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement that the number of votes cast with respect to each proposal equal at least a majority of the outstanding common units and Series A Preferred Units on an as-converted basis.

If you mark “abstain” for a proposal on your voting card and return it, your proxy will be counted as an NYSE Vote Cast for purposes of that proposal, but will be deemed a vote against such proposal.

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you own your common units or Series A Preferred Units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of our general partner at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of our general partner at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

If you hold your common units or Series A Preferred Units in “street name” by a broker or other nominee and you wish to change your vote, you may contact such broker or other nominee for instructions on how to do so.

Q:	What should I do if I receive more than one set of voting materials for the special meeting?

A:

You may receive more than one set of voting materials for the special meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold units. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:	What are the expected U.S. federal income tax consequences to unitholders as a result of the proposals?

A:

Under current law, it is anticipated that no income, gain or loss for U.S. federal income tax purposes will be recognized by holders of common units or Series A Preferred Units solely as a result of the effectiveness of the proposed amended and restated 2008 Incentive Plan and the proposed amended and restated Unit Purchase Plan. For a general description of the federal income tax consequences of restricted units, phantom units, options, distribution equivalent rights (“DERs”), unit appreciation rights (“UARs”), unit awards, other unit-based awards, and substitute awards granted under the 2008 Incentive Plan, see “Proposal One: The Incentive Plan Proposal—U.S. Federal Income Tax Effects of Awards Under the 2008 Incentive Plan” on page 13 below. For a general description of the federal income tax consequences of participation in the proposed Unit Purchase Plan, see “Proposal Two: The Unit Purchase Plan Proposal—U.S. Federal Income Tax Effects of Participation in the Unit Purchase Plan” on page 18 below. We advise you to consult your own legal and tax advisors to understand any potential tax consequences to unitholders as a result of the proposals.

Q:	Whom can I contact for further information?

A:

You may contact the Investor Relations department at (866) 230-0745. If you would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, the proposals, or the procedures for voting your common units or Series A Preferred Units, you should contact EQ Shareowner Services, which is assisting the partnership as tabulation agent in connection with the special meeting, at (855) 235-0839.

SUMMARY

This summary highlights some of the information in this proxy statement. It may not contain all of the information that is important to you. To understand the Incentive Plan Proposal and the Unit Purchase Plan Proposal fully, you should read carefully this document, the documents incorporated by reference, and the annexes to this document. Please also read “Where You Can Find More Information.”

Our Business

We are a publicly traded Delaware limited partnership, the common units of which are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “EPD.” Our Series A Cumulative Convertible Preferred Units (“Series A Preferred Units”) are not publicly traded. We were formed in April 1998 to own and operate certain natural gas liquids (“NGLs”) related businesses of Enterprise Products Company (“EPCO”) and are a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, petrochemicals and refined products.

Our fully integrated, midstream energy asset network, or value chain, links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States (“U.S.”), Canada and the Gulf of Mexico with domestic consumers and international markets. Our midstream energy operations include:

•	natural gas gathering, treating, processing, transportation and storage;

•	NGL transportation, fractionation, storage, and marine terminals (including those used to export liquefied petroleum gases, or “LPG,” and ethane);

•	crude oil gathering, transportation, storage, and marine terminals;

•	propylene production facilities (including propane dehydrogenation facilities), butane isomerization, octane enhancement, isobutane dehydrogenation and high purity isobutylene production facilities;

•	petrochemical and refined products transportation, storage, and marine terminals (including those used to export ethylene and polymer grade propylene); and

•	a marine transportation business that operates on key U.S. inland and intracoastal waterway systems.

Our assets currently include more than 50,000 miles of pipelines; over 260 million barrels of storage capacity for NGLs, crude oil, refined products and petrochemicals; and 14 billion cubic feet of natural gas storage capacity.

We conduct substantially all of our business through Enterprise Products Operating LLC (“EPO”), an indirect wholly owned subsidiary of Enterprise Products Partners L.P. (the “partnership”), and EPO’s consolidated subsidiaries. The partnership is owned 100% by its limited partners from an economic perspective. Enterprise Products Holdings LLC, the partnership’s general partner, manages the partnership and owns a non-economic general partner interest therein.

Our principal offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and our telephone number is (713) 381-6500.

Proposal One: The Incentive Plan Proposal

The 2008 Incentive Plan was originally adopted at a special meeting of our unitholders on January 29, 2008 and was amended and restated on each of May 2, 2008, February 23, 2010 and September 30, 2013. The 2008 Incentive Plan provides for awards of options, restricted units, phantom units, distribution equivalent rights (“DERs”), unit awards, other unit-based awards, substitute awards and unit appreciation rights (“UARs”) to employees, non-employee directors, and consultants of EPCO and its and our affiliates who provide services, directly or indirectly, for us or our subsidiaries. The stated purpose of the plan is to provide directors, employees and consultants of EPCO, and its affiliates, with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in us and develop a sense of proprietorship and personal involvement in the development and financial success of the partnership. The plan is also intended to enhance the ability of our general partner, us and our affiliates to attract and retain the services of individuals who are essential to the continued success of the partnership.

The existing 2008 Incentive Plan currently reserves 65,000,000 common units for delivery under the plan (subject to annual increases) (after giving effect to a two-for-one split of common units made effective August 21, 2014, by distributing one additional common unit for each common unit outstanding to holders of record as of the close of business on August 14, 2014). As of October 11, 2022, 15,245,436 common units remained available for delivery under the 2008 Incentive Plan. The remainder of the current 65,000,000 common unit plan reserve consists of (i) common units previously delivered under the 2008 Incentive Plan pursuant to vested awards and (ii) common units underlying unvested awards currently outstanding. Pursuant to the existing 2008 Incentive Plan, the IPA Subcommittee approved an amended and restated 2008 Incentive Plan, subject to approval by the board of directors of our general partner and by our unitholders, to: (i) increase the maximum aggregate number of common units authorized for delivery under the plan by 100,000,000 common units, from 65,000,000 common units to 165,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan, so that we may continue to use the plan for its stated purpose. Additionally, the board of directors of our general partner approved the amended and restated 2008 Incentive Plan, subject to unitholder approval.

We further note that we have engaged in repurchases of common units pursuant to a $2.0 billion multi-year buyback program announced in January 2019 (the “2019 Buyback Program”). These repurchases have the effect of offsetting the dilutive effects of issuances of common units pursuant to the 2008 Incentive Plan. For example, during 2020 and 2021, we repurchased 8,978,317 common units and 9,891,956 common units, respectively, pursuant to the 2019 Buyback Program, while we issued 3,162,095 common units and 3,936,437 common units, respectively, in connection with the vesting of phantom unit awards, net, issued under the 2008 Incentive Plan. As of June 30, 2022, the remaining available capacity under the 2019 Buyback Program was $1.5 billion. We currently expect to continue repurchases of common units pursuant to the 2019 Buyback Program; however, such repurchases and the timing of such repurchases are not intended to link directly to issuances of awards under the 2008 Incentive Plan, and may be suspended or discontinued at any time.

We are asking our unitholders to approve the amended and restated 2008 Incentive Plan to: (i) increase the maximum aggregate number of common units authorized for delivery under the plan by 100,000,000 common units, from 65,000,000 common units to 165,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan.

Recommendation of the IPA Subcommittee and the Board of Directors Regarding the Incentive Plan Proposal

On September 21, 2022, the IPA Subcommittee, in accordance with the existing 2008 Incentive Plan, unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan, and recommended approval of the plan to the board of directors.

After considering the recommendation by the IPA Subcommittee, on September 21, 2022, our board of directors unanimously determined that the proposed amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, each of the IPA Subcommittee and the board of directors recommends that the unitholders vote FOR the Incentive Plan Proposal.

Proposal Two: The Unit Purchase Plan Proposal

The Unit Purchase Plan, originally titled the DEP Unit Purchase Plan, was originally effective on February 11, 2010 and was amended and restated on each of July 19, 2011, September 7, 2011 (in connection with our merger with Duncan Energy Partners L.P. (“Duncan”) on that date), September 30, 2013, July 28, 2015 and June 1, 2016. The Unit Purchase Plan provides eligible employees of EPCO and its affiliates the opportunity to purchase common units at a discount through withholdings from eligible compensation.

The existing Unit Purchase Plan currently reserves 8,000,000 common units for delivery under the plan (after giving effect to a two-for-one split of common units made effective August 21, 2014, by distributing one additional common unit for each common unit outstanding to holders of record as of the close of business on August 14, 2014). As of October 11, 2022, 1,462,207 common units remained available for delivery under the Unit Purchase Plan. The remainder of the current 8,000,000 common unit plan reserve consists of common units previously delivered under the Unit Purchase Plan. The board of directors of our general partner approved an amended and restated Unit Purchase Plan, subject to unitholder approval, to: (i) increase the number of common units deliverable under such plan by 15,000,000 common units, from 8,000,000 common units to a maximum aggregate of 23,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan, so that we may continue to use the plan for its stated purpose.

The common units to be delivered pursuant to the Unit Purchase Plan may be obtained through purchases made on the open market, from us or our affiliates or from any other person. We have elected to deliver common units pursuant to the Unit Purchase Plan based on open market purchases since the third quarter of 2019 and currently expect to continue such practice. An aggregate of 3,457,171 common units have been acquired in open market purchases pursuant to the Unit Purchase Plan since this practice was initiated in 2019. However, we may elect to change this practice at any time.

We are asking our unitholders to approve the amended and restated Unit Purchase Plan to: (i) increase the number of common units deliverable under such plan by 15,000,000 common units, from 8,000,000 common units to a maximum aggregate of 23,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii)  make other technical and non-material revisions to the plan.

Recommendation of the Board of Directors Regarding the Unit Purchase Plan Proposal

On September 21, 2022, our board of directors unanimously determined that the proposed amended and restated Unit Purchase Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, the board of directors recommends that the unitholders vote FOR the Unit Purchase Plan Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of the IPA Subcommittee and the board of directors of our general partner relating to the proposals, you should be aware that our general partner may have interests that differ from yours. Our general partner is a wholly owned subsidiary of Dan Duncan LLC, a Texas limited liability company. The membership interests of Dan Duncan LLC are owned by a voting trust, the current trustees (“DD LLC Trustees”) of which are: (i) Randa Duncan Williams, who is also a director and Chairman of the board of directors of our general partner; (ii) Richard H. Bachmann, who is also a director and Vice Chairman of the board of directors of our general partner; and (iii) W. Randall Fowler, who is also a director and the Co-Chief Executive Officer and Chief Financial Officer of our general partner. Ms. Duncan Williams and Messrs. Bachmann and Fowler also currently serve as managers of Dan Duncan LLC. Furthermore, the outstanding voting capital stock of EPCO is owned by a voting trust, the current trustees (“EPCO Trustees”) of which are: (i) Ms. Duncan Williams, who serves as Chairman of EPCO; (ii) Mr. Bachmann, who serves as the President and Chief Executive Officer of EPCO; and (iii) Mr. Fowler, who serves as an Executive Vice President and the Chief Financial Officer of EPCO. Ms. Duncan Williams and Messrs. Bachmann and Fowler also currently serve as directors of EPCO.

We, our general partner, EPCO and Dan Duncan LLC are affiliates under the collective common control of the DD LLC Trustees and the EPCO Trustees. EPCO, together with its privately held affiliates, owned approximately 32.3% of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible at October 11, 2022. EPCO and its privately held affiliates have indicated their intent to vote in favor of the proposals.

In considering the recommendations of the IPA Subcommittee relating to the Incentive Plan Proposal and of the board of directors of our general partner relating to each of the Incentive Plan Proposal and the Unit Purchase Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Non-employee directors, employees and consultants of EPCO and its and our affiliates providing services, directly or indirectly, for us or our subsidiaries (including the executive officers of our general partner) will be eligible to receive awards under the 2008 Incentive Plan if it is approved. In addition, employees of EPCO and its and our affiliates providing services to EPCO for us or our subsidiaries (including executive officers of our general partner) will be eligible to purchase common units at a discount through withholdings from eligible compensation under the Unit Purchase Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of each of the Incentive Plan Proposal and the Unit Purchase Plan Proposal.

As of October 11, 2022, the directors (excluding Randa Duncan Williams) and executive officers of our general partner collectively owned or controlled 0.35% of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible.

PROPOSAL ONE: THE INCENTIVE PLAN PROPOSAL

Reasons for the Proposal

The 2008 Incentive Plan was originally adopted at a special meeting of our unitholders on January 29, 2008 and was amended and restated on each of May 2, 2008, February 23, 2010 and September 30, 2013. The 2008 Incentive Plan provides for awards of options, restricted units, phantom units, distribution equivalent rights (“DERs”), unit awards, other unit-based awards, substitute awards and unit appreciation rights (“UARs”) to employees, non-employee directors, and consultants of EPCO and its and our affiliates who provide services, directly or indirectly, for us or our subsidiaries. The stated purpose of the plan is to provide directors, employees and consultants of EPCO, and its affiliates, with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in us and develop a sense of proprietorship and personal involvement in the development and financial success of the partnership. The plan is also intended to enhance the ability of our general partner, us and our affiliates to attract and retain the services of individuals who are essential to the continued success of the partnership.

The existing 2008 Incentive Plan currently reserves up to 65,000,000 common units for delivery under the plan (subject to annual increases) (after giving effect to a two-for-one split of common units made effective August 21, 2014, by distributing one additional common unit for each common unit outstanding to holders of record as of the close of business on August 14, 2014). As of October 11, 2022, 15,245,436 common units remained available for delivery under the 2008 Incentive Plan. The remainder of the current 65,000,000 common unit plan reserve consists of (i) common units previously delivered under the 2008 Incentive Plan pursuant to vested awards and (ii) common units underlying unvested awards currently outstanding. If the proposed amendments are not approved and the term of the existing 2008 Incentive Plan were to remain unchanged, the annual increases set forth in the existing 2008 Incentive Plan include an additional final increase of 5,000,000 common units scheduled for January 1, 2023, for a maximum of 70,000,000 common units. We believe that it is in the interest of the partnership and its unitholders to extend the term of the 2008 Incentive Plan from September 30, 2023 to November 22, 2032. Pursuant to the existing 2008 Incentive Plan, the IPA Subcommittee approved an amended and restated 2008 Incentive Plan, subject to approval by the board of directors of our general partner and by our unitholders, to: (i) increase the maximum aggregate number of common units authorized for delivery under the plan by 100,000,000 common units, from 65,000,000 common units to 165,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan, so that we may continue to use the plan for its stated purpose. Additionally, the board of directors of our general partner approved the amended and restated 2008 Incentive Plan, subject to unitholder approval.

We further note that we have engaged in repurchases of common units pursuant to a $2.0 billion multi-year buyback program announced in January 2019 (the “2019 Buyback Program”). These repurchases have the effect of offsetting the dilutive effects of issuances of common units pursuant to the 2008 Incentive Plan. For example, during 2020 and 2021, we repurchased 8,978,317 common units and 9,891,956 common units, respectively pursuant to the 2019 Buyback Program, while we issued 3,162,095 common units and 3,936,437 common units, respectively, in connection with the vesting of phantom unit awards, net, issued under the 2008 Incentive Plan. As of June 30, 2022, the remaining available capacity under the 2019 Buyback Program was $1.5 billion. We currently expect to continue repurchases of common units pursuant to the 2019 Buyback Program; however, such repurchases and the timing of such repurchases are not intended to link directly to issuances of awards under the 2008 Incentive Plan, and may be suspended or discontinued at any time.

We are asking our unitholders to approve the amended and restated 2008 Incentive Plan to: (i) increase the maximum aggregate number of common units authorized for delivery under the plan by 100,000,000 common units, from 65,000,000 common units to 165,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan.

Description of the 2008 Incentive Plan

The following is a brief description of the principal features of the 2008 Incentive Plan. The following is qualified in its entirety by the text of the 2008 Incentive Plan, as amended and restated by the proposed amendments, a copy of which is attached to this proxy statement as Annex A. You should refer to the 2008 Incentive Plan for details regarding the awards that may be made thereunder.

Restricted Units. Restricted units are common units granted under the 2008 Incentive Plan that are subject to forfeiture provisions and restrictions on transferability. Upon the grant of a restricted unit award, certificates or book entries evidencing restricted units are issued in a participant’s name, pursuant to which the participant will have such voting rights (if any), and such awards will have such other terms and conditions as the IPA Subcommittee, which currently serves as the administrating committee under the plan (the “Committee”), may establish with respect thereto, including whether any distributions made by the partnership with respect to such restricted units will be payable with respect to, and/or accrue on, such restricted units, and, if payable and/or accrued, whether such distributions will be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise restricted, such restrictions (including forfeitures, if any) will be determined in the sole discretion of the Committee. Certificates evidencing restricted common units will be held by the Secretary of our general partner until the restricted common units become fully vested or are forfeited and cancelled.

Phantom Units. Phantom units are notional or phantom common units that can be granted under the 2008 Incentive Plan which, upon its settlement date, entitle the holders to receive common units or, in the Committee’s discretion, cash equal to the fair market value of a common unit on the settlement date (or, pursuant to an award agreement, the vesting date). Participants who receive phantom units under the 2008 Incentive Plan do not have voting rights or rights to receive distributions made by us until the phantom units become vested. However, as described below, a contingent right to receive an amount of cash equal to any cash distributions made on the common units could also be granted in the form of DERs in tandem with the phantom units.

Options. Options are rights to purchase common units granted under the 2008 Incentive Plan at a specified price. Options may have such terms and conditions as the Committee determines.

Distribution Equivalent Rights (“DERs”). Distribution equivalent rights, or DERs, are contingent rights to receive all or a designated portion (whether by formula or otherwise) of the cash distributions otherwise payable on a common unit during the period the DER is outstanding (or, in the Committee’s discretion, a common unit or an award having fair market value equal to the same). DERs may be granted alone or in tandem with a phantom unit, other unit-based or substitute award.

Unit Appreciation Rights (“UARs”). Unit appreciation rights, or UARs, are rights to receive the excess, or such designated portion of the excess not to exceed 100%, of the fair market value of a common unit on the exercise date over the grant price established for such UAR. Such excess may be paid in cash and/or in common units as determined by the Committee in its discretion.

Unit Awards. Unit awards are common units that are vested (nonforfeitable) on and after their date of grant.

Other Unit-Based Awards. Other unit-based awards are awards that can be based, in whole or in part, by reference to common units and convertible securities, and upon vesting may be settled in common units, cash or other awards, in the Committee’s discretion.

Substitute Awards. Individuals who become an employee, consultant or non-employee director as a result of an asset or entity acquisition by EPCO or an affiliate and lose an equity award under its former employer’s plan may be granted a substitute award that is intended to replace the lost or forfeited award.

For the avoidance of doubt, to the extent the Committee has discretion to settle the foregoing awards in cash, the Committee also has discretion to settle such awards through a combination of cash and common units.

Administration. The 2008 Incentive Plan is administered by the Committee. The Committee’s significant powers under the 2008 Incentive Plan include, but are not limited to: (i) designating participants; (ii) determining the type or types of award and the number of common units to be covered by any award; (iii) determining the terms and conditions of any award; (iv) interpreting, construing and administering the 2008 Incentive Plan and any award thereunder; (v) establishing, modifying, adjusting, amending, suspending, or waiving such rules and regulations and as the Committee deems appropriate for the proper administration of the 2008 Incentive Plan; (vi) appointing such agents as the Committee deems appropriate for the proper administration of the 2008 Incentive Plan; (vii) determining, whether, to what extent, and under what circumstances participants may settle, exercise, cancel or forfeit any award; and (viii) making any other determination and taking any other action that the Committee deems necessary or desirable for the administration of the 2008 Incentive Plan. Subject to the terms of the 2008 Incentive Plan and any applicable law, the Committee may, in its discretion, delegate some of its powers and duties under the 2008 Incentive Plan to a subcommittee or to an executive officer of our general partner. Members of the Committee and certain other officers and employees will not be liable for any action or determination made in good faith with respect to the 2008 Incentive Plan.

To the extent an award is settled, forfeited, terminated or cancelled without delivery of common units, the common units subject to such award will again become available for grant to the extent of such settlement, forfeiture, termination or cancellation. In addition, common units withheld to satisfy the participant’s employer’s tax withholding obligations, or to satisfy the exercise price of an award, are not considered to have been delivered to participants and again become available for awards. Subject to adjustments as provided in the plan, the maximum aggregate number of common units that have been, or in the future may be, delivered to participants with respect to awards under the plan will be 165,000,000 common units (subject to unitholder approval).

The common units to be delivered pursuant to an award under this plan may be obtained by EPCO through purchases made on the open market, from us or our affiliates or from any other person; however, it is currently intended that all common units are to be acquired from us. We reimburse EPCO for its costs attributable to all awards under the plan.

Eligibility. Any non-employee director, employee or consultant of us, EPCO or any of their affiliates providing services, directly or indirectly, for us or our subsidiaries are eligible to be designated as a participant in the plan by the Committee. Awards under the plan may be granted alone or in addition to, in tandem with, or in substitution for any other award granted under the 2008 Incentive Plan or awards granted under any other plan of EPCO or any of its affiliates. Awards granted in addition to or in tandem with other awards under the 2008 Incentive Plan or under any other plan of EPCO or any of its affiliates may be granted either at the same time as or at a different time from the grant of such other awards.

Awards. The exercise price of options and UARs awarded to participants is determined by the Committee (at its discretion) at the date of grant and may not be less than the fair market value of the common units subject to the award as of the date of grant, unless it is a substitute award qualifying under Section 409A of the Internal Revenue Code. The Committee determines the time or times at which the awards may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, cashless-broker transactions or other acceptable forms of payment. Restricted unit, phantom unit, unit awards, other unit-based awards, and substitute awards may be granted to participants under the 2008 Incentive Plan for no cash payment or for such price as the Committee may set. In addition, to the extent provided by the Committee, an award (other than of options, unit appreciation rights and restricted units) may include a contingent right, in the form of DERs, to receive an amount in cash equal to any cash distributions made by us with respect to the “underlying” common units during the period the DER award is outstanding. No common units may be delivered pursuant to the 2008 Incentive Plan until we have received full payment of any tax withholding, exercise price and any other amount required to be paid pursuant to the plan or the award grant agreement.

Amendments. The 2008 Incentive Plan may be amended or terminated at any time by the board of directors of EPCO or the Committee; however, under NYSE rules, any material amendment, such as a material increase in the number of common units available under the plan or a change in the types of awards available under the plan, would also require the approval of the unitholders.

Term. The 2008 Incentive Plan is effective until the tenth anniversary (November 22, 2032) of the date unitholders approve the 2008 Incentive Plan, as amended and restated, at the special meeting or, if earlier, at the time that all available common units under the 2008 Incentive Plan have been delivered to participants or the time of termination of the plan by the board of directors of EPCO or by the Committee.

U.S. Federal Income Tax Effects of Awards Under the 2008 Incentive Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the 2008 Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the 2008 Incentive Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, certain awards that may be granted pursuant to the 2008 Incentive Plan that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code could give rise to income subject to additional taxes unless they are designed to comply, and otherwise comply in operation, with Section 409A and the guidance promulgated thereunder. It is the intent of the Committee that all awards granted will either comply with Section 409A or be exempt from the application of Section 409A.

No federal income tax is imposed on the optionee upon the grant of an option to purchase common units under the 2008 Incentive Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the common units on the date of exercise over the option price paid for the common units (and such option price will be at least equal to 100% of the fair market value of such common units as of the grant date). The recipient of a restricted unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes and the recipient does not make an election to include the value of the common units in ordinary income currently under Section 83(b) of the Internal Revenue Code (an “83(b) election”). Generally, when such forfeiture restrictions lapse, the recipient will be treated as receiving compensation taxable as ordinary income equal to the fair market value of the common units on the date the forfeiture restrictions lapse. If the recipient of a restricted unit award makes an 83(b) election, the recipient will be treated as receiving compensation taxable as ordinary income equal to the fair market value of the common units on the date the award is granted. The recipient of a phantom unit award, other unit-based award or substitute award will not recognize income at the time of the award, but will be treated as receiving compensation taxable as ordinary income equal to the fair market value of the “underlying” common units on the date they are issued to the recipient following vesting of the award (or any cash paid in lieu of a common unit). The recipient of a UAR award will not recognize income at the time of the award, but will be treated as receiving compensation taxable as ordinary income equal to the excess, not to exceed 100%, of the fair market value of a unit on the date of exercise of the UAR, over the established value of such unit on the grant date (and such established value will be at least equal to 100% of the fair market value of such common units as of the grant date). A unit award will be taxable as ordinary income on its grant in an amount equal to the fair market value of a common unit. Since our partnership is not a taxable entity, all reimbursements made by us to EPCO with respect to awards under the 2008 Incentive Plan are treated as deductions that are allocated among the partners of our partnership in accordance with the partnership agreement.

Interests of Certain Persons in the Incentive Plan Proposal

In considering the recommendations of the IPA Subcommittee and the board of directors of our general partner relating to the Incentive Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Non-employee directors, employees and consultants of EPCO and its and our affiliates providing services, directly or indirectly, for us or our subsidiaries (including the executive officers of our general partner) will be eligible to receive awards under the 2008 Incentive Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of the Incentive Plan Proposal.

As of October 11, 2022, the directors (excluding Randa Duncan Williams) and executive officers of our general partner collectively owned or controlled 0.35% of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible.

Recommendation of the IPA Subcommittee and the Board of Directors Regarding the Incentive Plan Proposal

On September 21, 2022, the IPA Subcommittee, in accordance with the existing 2008 Incentive Plan, unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan, and recommended approval of the plan to the board of directors.

After considering the recommendation by the IPA Subcommittee, on September 21, 2022, our board of directors unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, each of the IPA Subcommittee and the board of directors recommends that the unitholders vote FOR the Incentive Plan Proposal.

Vote Required for Approval of the Incentive Plan Proposal

Our partnership agreement does not require that we present the Incentive Plan Proposal to our unitholders for approval. However, under the NYSE Listed Company Manual, the Incentive Plan Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote on an as-converted basis. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the Incentive Plan Proposal. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the Incentive Plan Proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the Incentive Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

The proposed 2008 Enterprise Products Long-Term Incentive Plan (Fourth Amendment and Restatement) will not be effective unless approved by our unitholders.

PROPOSAL TWO: THE UNIT PURCHASE PLAN PROPOSAL

Reasons for the Proposal

The Unit Purchase Plan, originally titled the DEP Unit Purchase Plan, was originally effective on February 11, 2010 and was amended and restated on each of July 19, 2011, September 7, 2011 (in connection with our merger with Duncan Energy Partners L.P. (“Duncan”) on that date), September 30, 2013, July 28, 2015 and June 1, 2016. The Unit Purchase Plan provides eligible employees of EPCO and its affiliates the opportunity to purchase common units at a discount through withholdings from eligible compensation.

The existing Unit Purchase Plan currently reserves 8,000,000 common units for delivery under the plan (after giving effect to a two-for-one split of common units made effective August 21, 2014, by distributing one additional common unit for each common unit outstanding to holders of record as of the close of business on August 14, 2014). As of October 11, 2022, 1,462,207 common units remained available for delivery under the Unit Purchase Plan. The remainder of the current 8,000,000 common unit plan reserve consists of common units previously delivered under the Unit Purchase Plan. The board of directors of our general partner approved an amended and restated Unit Purchase Plan, subject to unitholder approval, to: (i) increase the number of common units deliverable under such plan by 15,000,000 common units, from 8,000,000 common units to a maximum aggregate of 23,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan, so that we may continue to use the plan for its stated purpose.

The common units to be delivered pursuant to the Unit Purchase Plan may be obtained through purchases made on the open market, from us or our affiliates or from any other person. If the Service Provider (as defined below) is directed to purchase our common units in the open market (rather than purchasing common units from us or an affiliate), the price of the common units purchased in the open market will be allocated to each affected participant based on the weighted averages of the purchase prices paid for such common units in the open market. The UPP Committee (as defined below) has elected to direct the Service Provider to deliver common units pursuant to the Unit Purchase Plan based on open market purchases since the third quarter of 2019 and currently expects to continue such practice. An aggregate of 3,457,171 common units have been acquired in open market purchases pursuant to the Unit Purchase Plan since this practice was initiated in 2019. However, the UPP Committee may elect to change this practice at any time.

We are asking our unitholders to approve the amended and restated Unit Purchase Plan to: (i) increase the number of common units deliverable under such plan by 15,000,000 common units, from 8,000,000 common units to a maximum aggregate of 23,000,000 common units; (ii) extend the term of the plan to November 22, 2032; and (iii) make other technical and non-material revisions to the plan.

Description of the Unit Purchase Plan

The following is a brief description of the principal features of the Unit Purchase Plan. The following is qualified in its entirety by the text of the Unit Purchase Plan, as amended and restated by the proposed amendments, a copy of which is attached to this proxy statement as Annex B. You should refer to the Unit Purchase Plan for further details of the Unit Purchase Plan.

General. The Unit Purchase Plan provides for any eligible employee, as described below, to elect to have his or her employer withhold on an after-tax basis 1% to 15% from eligible compensation for each pay period for the purchase of common units. Subject to certain restrictions for restricted participants, an eligible employee may cancel or change, within the limitations under the Unit Purchase Plan, the withholding election at any time. Contributions under the Unit Purchase Plan may only be made through payroll deductions.

We believe that the Unit Purchase Plan will provide an opportunity for participants to acquire or increase their equity interests in us and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success, and will encourage them to devote their best efforts to EPCO and us.

Administration. The Unit Purchase Plan will be administered by a committee (the “UPP Committee”) appointed by any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman, Group Vice Chairman, President or Chief Executive Officer of EPCO to administer the Unit Purchase Plan. A majority of the UPP Committee will constitute a quorum, and the action of the members of the UPP Committee present at any meeting (telephonic or otherwise) at which a quorum is present, or acts approved in writing by a majority of the UPP Committee members, will be the acts of the UPP Committee.

Subject to the terms of the Unit Purchase Plan and applicable law, and in addition to other express powers and authorizations granted to the UPP Committee by the Unit Purchase Plan, the UPP Committee’s significant powers under the Unit Purchase Plan include, but are not limited to: (i) determining which persons are eligible employees; (ii) determining the number of common units to be purchased by or for a participant; (iii) determining the time, the Fair Market Value or other purchase price, and the manner for purchasing common units; (iv) interpreting, construing and administering the Unit Purchase Plan, including without limitation, determining the plan blackout periods and which participants are restricted participants; (v) establishing, amending, suspending, or waiving such rules and regulations and appointing such agents as the UPP Committee deems appropriate for the proper administration of the Unit Purchase Plan; (vi) determining the right of any person to receive common units under the Unit Purchase Plan; and (vii) making any other determination and taking any other action that the UPP Committee deems necessary, helpful or desirable for the administration of the Unit Purchase Plan. No member of the UPP Committee or their delegates will be liable for any action, omission, determination or interpretation made in good faith with respect to the Unit Purchase Plan, and EPCO and we will, in addition to any other rights of such persons, fully indemnify and hold harmless the members of the UPP Committee with respect to any such action, omission, determination or interpretation.

We have engaged a third-party service provider (the “Service Provider”) to provide certain administrative services for the Unit Purchase Plan and to maintain an account (the “Plan Custody Account”) for any cash remitted to it by the employer representing Employee Discount Amounts or participants’ contributions withheld from their eligible compensation, in each case as provided in the services agreement with such Service Provider.

Eligibility. Eligible persons for participation in the plan include any person who is a regular, active, full-time employee of EPCO (or any affiliate the UPP Committee has designated as a participating entity) and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any employee who is covered by a collective bargaining agreement unless such bargaining agreement provides for his or her participation in the Unit Purchase Plan, (ii) any temporary, project, or “leased” employee, any “co-employee” and any nonresident alien and (iii) any employee who owns, directly or indirectly, 5% or more of the total combined voting power or value of all classes of equity interests in either us, EPCO or any other designated employer. Eligible persons described above may enroll in (elect to make contributions to) the Unit Purchase Plan on or after the first day of the month following the date the employee becomes an eligible employee. Subject to the UPP Committee’s determination of eligible employees, we estimate that as of October 11, 2022, there were approximately 7,300 employees eligible to participate in the Unit Purchase Plan. As previously described, we have no employees and do not directly employ any of the persons responsible for managing our partnership. Instead, we are managed by our general partner, the executive officers of which are employees of EPCO, with all of our management, administrative and operating functions performed either by employees of EPCO and certain of its affiliates pursuant to our administrative services agreement or by other service providers.

Employees participating in the Unit Purchase Plan who have the title of vice president or above with EPCO or an affiliate (regardless of where his or her principal place of work may be), and each other eligible employee who is a Houston corporate office employee, are restricted participants. Restricted participants are subject to the following restrictions: (i) no common units may be sold by the Service Provider on behalf of a restricted participant during either (A) a blackout period consisting of all periods during the year other than each period that begins on the first business day following a public announcement of our financial results for our most recently completed fiscal quarter and ends on the last day of the next subsequent fiscal quarter (a “Company Blackout Period”) or (B) a blackout period established by the UPP Committee (a “Plan Blackout Period”); (ii) during a Plan Blackout Period, a restricted participant may not enroll in the Unit Purchase Plan, or if enrolled, increase his or her then elected contribution (withholding) percentage; and (iii) if a restricted participant elects either to completely withdraw from the Unit Purchase Plan or to decrease his or her then elected contribution percentage, such restricted participant must wait three months after the effective date of any such election before he or she may re-enroll in the Unit Purchase Plan or increase his or her contribution (deduction) percentage, as the case may be. Notwithstanding the foregoing, if the three-month restricted period in clause (iii) above would otherwise expire during a Plan Blackout Period, then such restricted period will be extended automatically with respect to such restricted participant until the end of that Plan Blackout Period.

Units Subject to the Unit Purchase Plan. The maximum aggregate number of common units that have been, or in the future may be, delivered under the Unit Purchase Plan will be 23,000,000 common units (pending unitholder approval), subject to adjustments as provided in the plan or to prevent the delivery of fractional units.

Unless directed otherwise by the UPP Committee, as soon as reasonably practicable following the end of each three-month period ending on the last day of each January, April, July or October, or such other periods as designated by the UPP Committee (the “Purchase Period”), the Service Provider will purchase from us or an affiliate the number of common units that can be acquired with the sum of (i) the total amounts that have been deducted (withheld) by the employer from the eligible compensation of all participants with respect to that Purchase Period, and (ii) all Employee Discount Amounts (defined below) for such Purchase Period. The Employee Discount Amount means, with respect to a participant for an applicable Purchase Period, the amount that is equal to 10% of the quotient of (x) the total amount that such participant has withheld (deducted) from his or her eligible compensation for that Purchase Period, divided by (y) 0.90. The purchase price paid to us or an affiliate for such common units will be the then Fair Market Value for the common units being purchased. If, however, the Service Provider is directed by the UPP Committee to purchase our common units for a Purchase Period in the open market (rather than purchasing the common units from us or an affiliate), the price of such common units purchased in the open market will be allocated to each affected participant based on the weighted averages of the purchase prices paid for such common units in the open market. The UPP Committee has elected to direct the Service Provider to deliver common units pursuant to the Unit Purchase Plan based on open market purchases since the third quarter of 2019 and currently expects to continue such practice. However, the UPP Committee may elect to change this practice at any time.

Fair Market Value. Fair Market Value of a common unit purchased from us or an affiliate means the closing sales price of a common unit on the applicable purchase date as reported in The Wall Street Journal (or by any other reporting service approved by the UPP Committee); provided, however, that if there is no trading in common units on such purchase date, then “Fair Market Value” as of such purchase date shall mean the closing sales price of a common unit on the next preceding date on which there was trading (provided further, that such preceding date is within seven days of the purchase date). In the event common units are not publicly traded at the time a determination of Fair Market Value is required to be made under the Unit Purchase Plan, the determination of Fair Market Value will be made in good faith by the UPP Committee.

Eligible Employee Account. A separate account for each electing eligible employee will be maintained reflecting the aggregate amount of eligible compensation that has been withheld and the Employee Discount Amount then credited to such eligible employee. Amounts of eligible compensation that are withheld (deducted) from a participant’s eligible compensation are not required to be segregated from the general assets of an employer and may be retained by the employer until applied by it to the purchase of common units under the plan or, in the discretion of the employer, remitted (in whole or in part) from time to time to the Service Provider to be held by it in the Plan Custody Account until applied to the purchase of common units. Unless the UPP Committee (in its discretion) directs otherwise, no amounts credited to a participant account or held in the Plan Custody Account will be credited with any interest or earnings pending their application to the purchase of common units under the Unit Purchase Plan. With respect to each Purchase Period, an employer may elect (in its discretion) to remit from time to time to the Service Provider an amount of cash up to, but not exceeding, the sum of the amounts of (i) the eligible compensation the employer has withheld from all participants for that Purchase Period and (ii) the Employee Discount Amounts to be applied for all participants for that Purchase Period. Any cash so remitted to the Service Provider shall be held by it in the Plan Custody Account and be used by the Service Provider to purchase common units pursuant to the Unit Purchase Plan. Pending the purchase of common units, all or part of such cash held in the Plan Custody Account may be invested in interest bearing accounts or securities as may be directed by the UPP Committee. Any earnings of the Plan Custody Account will be periodically remitted to the Company by the Service Provider, unless the UPP Committee directs the Service Provider to use such earnings to pay plan administrative expenses or to credit such earnings as being part of the Employee Discount Amounts for such Purchase Period.

Unit Purchase Plan Expenses. EPCO will pay all brokerage fees for the purchase of common units under the Unit Purchase Plan and the costs and expenses of the Service Provider in administering the Unit Purchase Plan.

Amendment; Term of Plan. The Unit Purchase Plan may be amended from time to time by the EPCO board of directors, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of EPCO, but subject to unitholder approval when and to the extent such approval is required by applicable law or the requirements of the principal exchange in which the common units are listed. In addition, the Chief Executive Officer, the President or the Senior Vice President of Human Resources of EPCO may, subject to unitholder approval when and to the extent such approval is required by applicable law or the requirements of the principal exchange in which the common units are listed, and after consultation with EPCO’s General Counsel, Chief Legal Officer or Deputy or Assistant General Counsel with respect to securities law matters, make any amendments to the Unit Purchase Plan that do not (i) increase the number of authorized common units, (ii) increase the Employee Discount Amount or (iii) otherwise materially increase EPCO’s or our obligations under the Unit Purchase Plan; provided, however, that the failure of any such authorized officer to make such consultation will not affect the validity of any such amendments to the Unit Purchase Plan. Once effective, the Unit Purchase Plan will continue until the earliest of (i) the date all common units available under the Unit Purchase Plan have been delivered to participants, (ii) the effective date of termination of the Unit Purchase Plan as provided therein, or (iii) the 10th anniversary of the approval of the amended and restated Unit Purchase Plan by the Enterprise unitholders at the special meeting (November 22, 2032). Upon termination of the Unit Purchase Plan, any amounts then remaining credited to participants’ accounts will be returned to the affected employees.

Unit Purchase Plan Benefits. Future benefits under the Unit Purchase Plan are not currently determinable. Eligible employee determinations depend on UPP Committee actions, and participation by such eligible employees is at the election of such employees. No previous participation in the Unit Purchase Plan has been authorized or approved.

U.S. Federal Income Tax Effects of Participation in the Unit Purchase Plan

Each participant in the Unit Purchase Plan will recognize ordinary income equal to the employee discount amount paid to his or her account in each pay period in which he or she participates, and we will generally be entitled to a corresponding federal income tax deduction at the same time.

Interests of Certain Persons in the Unit Purchase Plan Proposal

In considering the recommendation of the board of directors of our general partner relating to the Unit Purchase Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Employees of EPCO and its and our affiliates providing services to EPCO for us or our subsidiaries (including executive officers of our general partner) will be eligible to purchase common units at a discount through withholdings from eligible compensation under the Unit Purchase Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of the Unit Purchase Plan Proposal.

Recommendation of the Board of Directors Regarding the Unit Purchase Plan Proposal

On September 21, 2022, our board of directors unanimously determined that the terms of the proposed amended and restated Unit Purchase Plan were in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, the board of directors recommends that the unitholders vote FOR the Unit Purchase Plan Proposal.

Vote Required for Approval of the Unit Purchase Plan Proposal

Our partnership agreement does not require that we present the Unit Purchase Plan Proposal to our unitholders for approval. However, under the NYSE Listed Company Manual, the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote on an as-converted basis. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the Unit Purchase Plan Proposal. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the Unit Purchase Plan Proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the Unit Purchase Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

The proposed EPD Unit Purchase Plan (Sixth Amendment and Restatement) will not be effective unless approved by our unitholders.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Executive Officer Compensation

We do not directly employ any of the persons responsible for managing our business. Instead, we are managed by our general partner, the executive officers of which are employees of EPCO. Our management, administrative and operating functions are primarily performed by employees of EPCO pursuant to an administrative services agreement, or “ASA.” Pursuant to the ASA, we reimburse EPCO for its compensation costs related to the employment of personnel working on our behalf. For information regarding the ASA, see Note 14 of the Notes to Consolidated Financial Statements included under Part II, Item 8 of our annual report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”).

Summary Compensation Table

The following table presents total compensation amounts paid, accrued or otherwise expensed by us with respect to our (i) Co-Chief Executive Officers (“Co-CEOs”), (ii) Chief Financial Officer (“CFO”) and (iii) three highest paid officers of our general partner, other than our principal executive and financial officers, who were serving in such capacity at December 31, 2021. Collectively, these five individuals were our “named executive officers” for 2021. To the extent such individuals were also named executive officers for 2020 and 2019, their total compensation for those years is presented as well.

Name and Principal Position	Year	Cash Salary ($)	Bonus ($)	Equity- Based Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
A. James Teague, Co-CEO	2021	$987,500	$3,200,000	$5,197,500	$1,031,514	$10,416,514
	2020	937,572	3,000,000	5,796,000	915,797	10,649,369
	2019	887,500	3,000,000	5,827,500	822,661	10,537,661

W. Randall Fowler, Co-CEO and CFO	2021	731,250	2,400,000	3,898,125	753,389	7,782,764
	2020	660,938	2,250,000	4,399,950	637,630	7,948,518
	2019	609,375	2,250,000	3,663,000	519,072	7,041,447

Graham W. Bacon, Executive Vice President and Chief Operating Officer	2021	524,000	750,000	1,975,050	457,633	3,706,683
	2020	511,250	700,000	2,318,400	418,486	3,948,136
	2019	481,250	500,000	2,358,750	386,692	3,726,692

Brent B. Secrest, Executive Vice President and Chief Commercial Officer	2021	484,000	700,000	1,975,050	397,510	3,556,560
	2020	468,750	700,000	2,356,199	315,031	3,839,980
	2019	390,000	500,000	1,248,750	219,012	2,357,762

Christian M. Nelly, Executive Vice President – Finance and Sustainability and Treasurer	2021	361,969	414,375	1,662,161	260,951	2,699,456
	2020	336,375	390,000	1,109,471	659,699	2,495,545

(1)

Amounts represent our estimated share of the aggregate grant date fair value of equity-based awards granted during each year presented. See “—Grants of Equity-Based Awards in Fiscal Year 2021” below for information regarding awards granted in the year ended December 31, 2021.

(2)

Amounts include (i) contributions in connection with funded, qualified, defined contribution retirement plans, (ii) quarterly distributions paid on equity-based awards, (iii) the imputed value of life insurance premiums paid on behalf of the officer, (iv) employee retention payments and (v) other amounts.

Bonus amounts shown in the preceding table represent discretionary annual awards earned by each named executive officer with respect to the year presented. Bonus amounts are paid in cash in February of the following year (e.g., the bonus amount for 2021 was paid in February 2022).

The following table presents the components of “All Other Compensation” for each named executive officer for the year ended December 31, 2021:

Named Executive Officer	Contributions Under Funded, Qualified, Defined Contribution Retirement Plans	Distributions Paid On Equity-Based Awards (1)	Life Insurance Premiums	Other	Total All Other Compensation
A. James Teague	$34,800	$986,400	$4,697	$5,617	$1,031,514
W. Randall Fowler	26,100	715,908	6,286	5,095	753,389
Graham W. Bacon	34,800	414,285	2,838	5,710	457,633
Brent B. Secrest	31,900	359,670	990	4,950	397,510
Christian M. Nelly	31,102	223,361	965	5,523	260,951

(1)

Reflects aggregate cash payments made to the named executive officer in connection with (i) distribution equivalent rights (“DERs”) issued in tandem with phantom unit awards and (ii) distributions paid in connection with profits interest awards. With respect to DER amounts allocated to us, the following cash payments were made to the named executive officers during the year ended December 31, 2021: Mr. Teague, $986,400; Mr. Fowler, $700,439; Mr. Bacon, $390,713; Mr. Secrest, $329,625; and Mr. Nelly, $203,143.

Compensation Discussion and Analysis

Elements of Compensation

With respect to our named executive officers, compensation paid or awarded by us reflects only that portion of compensation paid by EPCO and allocated to us pursuant to the ASA, including an allocation of a portion of the cost of long-term incentive plans of EPCO. The elements of EPCO’s compensation program, along with EPCO’s other incentives (e.g., benefits, work environment and career development), are intended to provide a total rewards package to employees. The objective of EPCO’s compensation program is to provide competitive compensation opportunities that will align and drive employee performance toward the creation of sustained long-term unitholder value. We believe that our compensation program allows us to attract, motivate and retain high quality talent with the skills and competencies that we require. Our compensation packages are designed to reward contributions by employees in support of the business strategies of EPCO and its affiliates at both our partnership and individual levels and to avoid risks that are likely to conflict with our risk management policies.

For the three years ended December 31, 2021, the primary elements of compensation for the named executive officers consisted of annual cash base salary, a discretionary annual bonus, equity awards under long-term incentive arrangements and other compensation, including very limited perquisites. With respect to the annual periods presented in the Summary Compensation Table, EPCO’s compensation package for the named executive officers did not include any compensation elements based on targeted performance-based criteria. We believe that the absence of targeted performance-based criteria has the effect of discouraging excessive risk taking by our named executive officers.

Changes in the base salaries of our named executive officers during the three years ended December 31, 2021 were largely budget-driven and made consistent relative to increases in the base salaries of our other executive officers.

The bonus awards are discretionary and, in combination with annual base salaries, are intended to yield competitive total compensation levels for the named executive officers and drive performance in support of our business strategies. The annual bonus amount presented for each named executive officer reflects a general consideration of our overall financial and certain operating results for those periods. This general consideration takes into account a number of our financial measures, including cash flow from operating activities per unit, distributable cash flow per unit, gross operating margin, return on invested capital, and our 3-year and 5-year equity total return performance relative to peers. Operating results considered include certain safety performance and direct carbon dioxide equivalent (“CO2-e”) emission measures. No weight or formula is given to any specific financial or operating performance measure. In addition, a subjective judgment of each named executive officer’s performance for those periods is taken into account and reflected in the annual bonus amounts. The bonus amounts are also based on the level and position of such named executive officers and the relative compensation paid to our other executive officers.

Each of our named executive officers has been granted equity-based compensation. The amount of equity-based compensation granted to our named executive officers reflects a general consideration of our overall financial and certain operating results described in the preceding paragraph, along with a subjective judgment of each named executive officer’s contribution in support of that performance, without any weight or formula given to any specific financial or operating performance measure. The values of equity-based awards granted to the named executive officers are also based on the level and position of such named executive officers and the relative compensation paid to our other executive officers. Each of the named executive officers received grants of phantom unit awards for the periods presented in the summary compensation table.

Historically, each of our named executive officers was granted a “profits interest” award in one or more limited partnerships (referred to as “Employee Partnerships”), which function as long-term incentive arrangements for key employees of EPCO. If certain conditions are met, the employee participants in each Employee Partnership will be entitled to (i) a residual profits interest in the assets of the Employee Partnership at liquidation, along with (ii) quarterly cash distributions. The residual assets to be distributed, if any, consist of common units of Enterprise Products Partners L.P. owned by the Employee Partnership.

In June 2021, the profits interest awards attributable to EPD PubCo Unit II L.P. (“PubCo II”) and EPD PrivCo Unit I L.P. (“PrivCo I”) vested and Messrs. Fowler, Secrest and Nelly received a liquidating distribution of residual assets. See “—Vesting of Equity-Based Awards in 2021” below for additional information regarding these vestings. The last remaining Employee Partnership in which one or more of our named executive officers currently participate, EPD 2018 Unit IV L.P. (“EPD IV”), is scheduled to liquidate in December 2023. Messrs. Bacon, Secrest and Nelly were granted profits interest awards in EPD IV.

EPCO expects to continue its policy of paying for limited perquisites attributable to our named executive officers. EPCO also makes matching contributions under its defined contribution plans for the benefit of our named executive officers in the same manner as it does for other EPCO employees.

EPCO does not offer our named executive officers a defined benefit pension plan. Also, none of our named executive officers had nonqualified deferred compensation during the three years ended December 31, 2021.

In the second quarter of 2019, each of our named executive officers entered into a separate retention bonus agreement with EPCO. Pursuant to the retention bonus agreements, each such person was or will be entitled to a cash retention payment of $5 million (in the case of each of Messrs. Teague and Fowler), $1 million (in the case of each of Messrs. Bacon and Secrest) and $500,000 (in the case of Mr. Nelly), less all applicable withholding taxes and other required deductions on such payment (in each case, the applicable “Retention Payment”), in a lump sum within seven business days following his completion of continuous active fulltime employment with EPCO from April 15, 2019 through (i) May 31, 2022 (in the case of Mr. Teague) or (ii) May 31, 2023 (in the case of each of Messrs. Fowler, Bacon, Secrest and Nelly) (in each case, the applicable “Retention Period”), and provided that such person continues to perform his duties during the applicable Retention Period in a highly effective manner, as determined by the key executives of EPCO (the “Performance Requirement”).

Notwithstanding the foregoing, in the event of an involuntary termination of any such person’s employment prior to the end of his applicable Retention Period for specified reasons, including death, disability or termination of his employment by EPCO other than for “cause” (as defined in each retention bonus agreement), such person will receive (or in the event of his death, his designated beneficiary will receive), a cash payment equal to a pro-rata amount of his applicable Retention Payment, determined based on the number of days he is employed during the applicable Retention Period over the total number of days in such Retention Period (subject to meeting the Performance Requirement through his termination date). Any Retention Payment is in addition to any discretionary incentive compensation that EPCO or any of its affiliates may grant or have in place from time to time.

The applicable Retention Period and Performance Requirement under Mr. Teague’s retention bonus agreement were satisfied on May 31, 2022, and the full amount of Mr. Teague’s applicable Retention Payment was paid to him in June 2022.

Overview of Decision-Making Process Regarding Compensation of Named Executive Officers

Prior to May 8, 2019, the Audit and Conflicts Committee of our general partner had review and approval authority with respect to the compensation of our Co-CEOs and CFO. In connection therewith, the Audit and Conflicts Committee had considered input and recommendations from the EPCO Trustees and the EPCO Human Resources department. Effective on May 8, 2019, the IPA Subcommittee has, and, for the foreseeable future, will have, final and ultimate decision-making authority with respect to all aspects of compensation of our Co-CEOs and CFO. The current members of the IPA Subcommittee are Mr. Hackett and Ms. Barth, both of whom are “Non-Employee Directors” (as defined in SEC Rule 16b-3). It is anticipated that the IPA Subcommittee will, at its sole option and in its sole discretion, consider input and recommendations from the EPCO Trustees and EPCO’s Human Resources department in making its compensation decisions for our Co-CEOs and CFO.

The compensation of our other named executive officers (other than equity-based awards granted under EPCO’s long-term incentive plans) is determined by our Co-CEOs. Neither EPCO nor our general partner has a separate compensation committee; however, grants of equity-based compensation under EPCO’s long-term incentive plans (e.g., phantom unit awards) to our named executive officers, including our Co-CEOs, have been approved by the Audit and Conflicts Committee for grants prior to May 8, 2019, and have been, and for the foreseeable future, will be, approved by the IPA Subcommittee for grants on and after May 8, 2019.

The issuance of profits interest awards was approved by EPCO’s board of directors.

The overall compensation for each named executive officer is not based on any formula or specific performance criteria; rather, the Audit and Conflicts Committee (prior to May 8, 2019), the IPA Subcommittee (on and after May 8, 2019), our Co-CEOs, and EPCO (as applicable) determine an appropriate level and mix of compensation for each officer on a case-by-case basis. Further, there is no established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, some considerations that may be taken into account in making the case-by-case compensation determinations include the total value of all elements of compensation, the appropriate balance of internal pay equity among our executive officers, individual performance and potential, levels of responsibility and value to the organization. All compensation determinations are subjective and discretionary.

In making compensation decisions, EPCO considers market data for determining relevant compensation levels and compensation program elements through the review of and, in certain cases, participation in, relevant compensation surveys and reports. These surveys and reports are conducted and prepared by third party compensation consultants. In 2021, EPCO engaged Meridian Compensation Partners, LLC (the “Consultant”) to complete a detailed review of executive compensation relative to our industry. In connection with this review, the Consultant provided comparative market data on compensation practices and programs for executive level positions based on an analysis of industry participants. The market data for industry participants included information from CenterPoint Energy, Inc.; Dominion Energy, Inc.; Enbridge Inc.; Energy Transfer LP; Kinder Morgan Inc.; Magellan Midstream Partners, L.P.; ONEOK, Inc.; Plains All American Pipeline, L.P.; Targa Resources Corporation; The Williams Companies, Inc.; and TC Energy Corporation.

Neither we, nor EPCO, which engaged the Consultant, are aware of the specific data of the companies included in the Consultant’s proprietary database for specific positions. EPCO uses the information provided in the Consultant’s analysis to gauge whether compensation levels reported by the Consultant and the general ranges of compensation for EPCO employees in similar positions are comparable. However, that comparison is only a factor taken into consideration and may or may not impact compensation of our named executive officers. EPCO does not otherwise engage in benchmarking for the named executive officers’ positions.

Allocation of Compensation Between Us and EPCO and its Other Affiliates

Under the ASA, the compensation costs of our named executive officers, including those costs related to equity-based awards, are allocated between us and other affiliates of EPCO based on the estimated amount of time that each officer spends on our consolidated businesses in any fiscal year. These percentages are reassessed at least quarterly.

With the exception of Messrs. Fowler and Nelly, each of our named executive officers devoted all of their time to our consolidated businesses during the years ended December 31, 2021, 2020 and 2019. Mr. Fowler devoted approximately 75% of his time to our consolidated businesses during this three year period, with the remainder of his time allocated to EPCO and its privately held affiliates. On average, Mr. Nelly devoted approximately 97.5% of his time to our consolidated businesses during 2021 and 2020, with the remainder of his time allocated to EPCO and its privately held affiliates.

Grants of Equity-Based Awards in Fiscal Year 2021

The following table presents information concerning each grant of an equity-based award in 2021 to a named executive officer for which we will be allocated our pro rata share of the related cost under the ASA.

		Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Equity- Based Awards ($) (1)
Award Type/Named Executive Officer	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Phantom unit awards: (2)
A. James Teague	2/04/21	—	250,000	—	$5,197,500
W. Randall Fowler	2/04/21	—	250,000	—	3,898,125
Graham W. Bacon	2/04/21	—	95,000	—	1,975,050
Brent B. Secrest	2/04/21	—	95,000	—	1,975,050
Christian M. Nelly	2/04/21	—	82,000	—	1,662,161

(1)

Amounts presented reflect that portion of grant date fair value allocable to us based on the estimated percentage of time each named executive officer spent on our consolidated business activities during 2021. Based on current allocations, we estimate that the compensation expense we record for each named executive officer with respect to these awards will equal these amounts over time.

(2)	The grant date fair value presented for the phantom unit awards is based, in part, on the closing price of our common units on February 4, 2021 of $20.79 per unit.

The fair value amounts presented in the preceding table are based on certain assumptions and considerations made by management. For information regarding these assumptions and considerations, see Note 12 of the Notes to Consolidated Financial Statements included under Part II, Item 8 of the Annual Report.

The 2008 Incentive Plan provides for incentive awards to EPCO’s key employees and non-employee directors and consultants who perform management, administrative or operational functions for us or our affiliates. Awards granted under the 2008 Incentive Plan may be in the form of phantom units, DERs, restricted common units, unit options, unit appreciation rights and other unit-based awards or substitute awards. For information regarding the number of common units authorized for issuance under the 2008 Incentive Plan, see “Security Ownership of Certain Beneficial Owners and Management and Related Unitholder Matters—Securities Authorized for Issuance Under Equity Compensation Plans” within this proxy statement.

Phantom unit awards

Phantom unit awards allow recipients to acquire our common units (at no cost to the recipient apart from fulfilling service and other conditions) once a defined vesting period expires, subject to customary forfeiture provisions. Phantom unit awards generally vest at a rate of 25% per year beginning one year after the grant date. Each phantom unit award includes a tandem DER, which entitles the holder to nonforfeitable cash payments equal to the product of the number of phantom unit awards outstanding for the participant and the cash distribution per common unit paid to our common unitholders.

Vesting of Equity-Based Awards in 2021

The following table presents the vesting of phantom unit awards and profits interest awards to our named executive officers during the year ended December 31, 2021. These amounts are presented on a gross basis and do not reflect any allocation of compensation to affiliates under the ASA.

	Unit Awards
Named Executive Officer	Number of Units Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
A. James Teague:
Vesting of phantom unit awards (2)	184,400	$4,042,048

W. Randall Fowler:
Vesting of phantom unit awards (2)	162,275	$3,557,068
Vesting of profits interest award – PrivCo I (3)	13,715	$348,910

Graham W. Bacon:
Vesting of phantom unit awards (2)	75,250	$1,649,480

Brent B. Secrest:
Vesting of phantom unit awards (2)	52,500	$1,150,800
Vesting of profits interest award – PubCo II (3)	7,439	$189,248

Christian M. Nelly:
Vesting of phantom unit awards (2)	23,005	$504,270
Vesting of profits interest award – PubCo II (3)	5,951	$151,393

(1)	Represents the gross number of our common units acquired upon vesting of phantom unit and profits interest awards, before adjustments for associated tax withholdings.
(2)

Value realized on vesting of the phantom unit awards determined by multiplying the gross number of partnership common units received by the closing price of partnership common units on the date of vesting.

(3)

PrivCo I and PubCo II vested in June 2021 and the assets held by each entity, which consist of partnership units, were distributed to its partners, which included Mr. Fowler, Mr. Secrest and Mr. Nelly. The value realized on vesting was determined by multiplying the gross number of our common units received by the named executive officer by the closing price of our common units on the date of vesting.

Equity-Based Awards Outstanding at December 31, 2021

The following information summarizes each named executive officer’s long-term incentive awards outstanding at December 31, 2021. These amounts are presented on a gross basis and do not reflect any allocation of compensation to affiliates under the ASA.

	Unit Awards
Award Type/Named Executive Officer	Number of Units That Have Not Vested (#) (1)	Market Value of Units That Have Not Vested ($) (2,3)
Phantom unit awards: (4)
A. James Teague	564,400	$12,394,224
W. Randall Fowler	540,775	11,875,419
Graham W. Bacon	222,000	4,875,120
Brent B. Secrest	193,750	4,254,750
Christian M. Nelly	130,500	2,865,780

Profits interest awards:
Graham W. Bacon:
EPD IV (5)	—	$0
Brent B. Secrest:
EPD IV (5)	—	0
Christian M. Nelly:
EPD IV (5)	—	0

(1)	Represents the total number of phantom unit awards outstanding for each named executive officer.
(2)

With respect to amounts presented for phantom unit awards, the market values were derived by multiplying the total number of awards outstanding for the named executive officer by the closing price of partnership common units on December 31, 2021 (the last trading day of 2021) of $21.96 per unit.

(3)

With respect to amounts presented for the profits interest awards, amount represents the estimated liquidation value to be received by the named executive officer based on the closing price of partnership common units on December 31, 2021 and the terms of liquidation outlined in the applicable Employee Partnership agreement. There was no residual profits interest in any of the Employee Partnerships due to a decrease in the market value of the partnership common units they own since the formation date of each respective Employee Partnership.

(4)	Of the 1,651,425 phantom unit awards presented in the table, the vesting schedule is as follows: 600,675 in 2022; 496,500 in 2023; 361,250 in 2024 and 193,000 in 2025.
(5)

With respect to EPD IV, the profits interest share held by Messrs. Bacon, Secrest and Nelly at December 31, 2021 was approximately 5.52%, 4.42% and 2.76%, respectively. The expected vesting date for EPD IV is December 2023.

Phantom unit awards

For a description of phantom unit awards, see “—Grants of Equity-Based Awards in Fiscal Year 2021” above.

Profits interest awards

For a description of the profits interest awards, see Note 12 of the Notes to Consolidated Financial Statements included under Part II, Item 8 of the Annual Report.

Potential Payments Upon Termination or Change-in-Control

None of the named executive officers have any employment agreements that call for the payment of termination or severance benefits or provide for any payments in the event of a change in control of our general partner. A “change of control” under the compensation awards discussed herein is generally defined to mean that the descendants, heirs and/or legatees of Dan L Duncan, and/or trusts (including, without limitation, one or more voting trusts) established for their benefit, collectively, cease, directly or indirectly, to control our general partner. Mr. Duncan passed away in March 2010.

The vesting of profits interest awards under the Employee Partnerships is subject to acceleration upon a change of control. In addition, the vesting of equity-based awards under EPCO’s long-term incentive plans is subject to acceleration upon a qualifying termination, including termination after a change of control of our general partner. A qualifying termination under such awards generally means a termination as an employee of EPCO or an affiliated group member (i) upon death, (ii) a qualifying long-term disability, (iii) a qualifying retirement, or (iv) within one year after a change of control, other than a termination for cause or termination by such person that is not a qualifying termination for good reason (as such terms are defined in the underlying plan documents).

EPCO has entered into retention bonus agreements with each of Messrs. Teague, Fowler, Bacon, Secrest and Nelly, which are described under “—Compensation Discussion and Analysis” above. These agreements provide that, in the event of an involuntary termination of any such person’s employment prior to the end of his applicable Retention Period for specified reasons, including death, disability or termination of his employment by EPCO other than for “cause” (as defined in each retention bonus agreement), such person will receive (or in the event of his death, his designated beneficiary will receive), a cash payment equal to a pro-rata amount of his applicable Retention Payment (set forth previously), determined based on the number of days he is employed during the applicable Retention Period over the total number of days in such Retention Period (subject to meeting the Performance Requirement through the termination date).

Compensation Committee Report

We do not have a separate compensation committee. In addition, we do not directly employ or compensate our named executive officers. Rather, under the ASA, we reimburse EPCO for the compensation of our executive officers. As described under “—Compensation Discussion and Analysis”, decisions regarding the compensation of our named executive officers with respect to 2021 were made, as applicable, by EPCO and our general partner’s Co-CEOs, CFO and the IPA Subcommittee.

In light of the foregoing, our board of directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and determined that it be included in this proxy statement.

Submitted by:

Randa Duncan Williams

Richard H. Bachmann

A. James Teague

W. Randall Fowler

Carin M. Barth

Murray E. Brasseux

James T. Hackett

William C. Montgomery

John R. Rutherford

Richard S. Snell

Harry P. Weitzel

Notwithstanding anything to the contrary set forth in any previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

None of the directors or executive officers of our general partner served as members of the compensation committee of another entity that has or had an executive officer who served as a member of our board of directors during the year ended December 31, 2021. As previously noted, we do not have a separate compensation committee. As described in Compensation Discussion and Analysis, decisions regarding the compensation of our named executive officers with respect to 2021 were made, as applicable, by EPCO and our general partner’s Co-CEOs, CFO and the IPA Subcommittee.

Pay Ratio Disclosure

The median of the total annual compensation of all employees of EPCO, other than our Co-CEOs, was $112,858 for the year ended December 31, 2021 (the “fiscal 2021 median total annual compensation”). Mr. Teague and Mr. Fowler served as Co-CEOs of our general partner during the year ended December 31, 2021. Mr. Teague’s fiscal 2021 annual total compensation was $10,416,514 and Mr. Fowler’s fiscal 2021 annual total compensation allocated to us was $7,782,764. The ratio of the fiscal 2021 median total annual compensation to Mr. Teague’s fiscal 2021 annual total compensation was 92:1. The ratio of the fiscal 2021 median total annual compensation to Mr. Fowler’s fiscal 2021 annual total compensation was 69:1.

The fiscal 2021 median total annual compensation was determined as follows:

•

First, a list was prepared of all active EPCO employees, excluding Mr. Teague, Mr. Fowler and those on long-term disability, that devote all or a substantial portion of their time to our consolidated businesses and affairs. This list was based on employee information as of December 31, 2021. There are approximately 6,911 EPCO personnel who spend all or a substantial portion of their time engaged in our business.

•

Second, basic wage data for each active EPCO employee, excluding Mr. Teague, Mr. Fowler and those on long-term disability, was extracted from Form W-2 information provided to the Internal Revenue Service for fiscal 2021. This information was then sorted and the employee who earned the median compensation (the “median employee”) was selected from the list.

•

Third, once the median employee was selected, his or her respective total annual compensation for 2021 was determined using the same method used to determine Mr. Teague’s and Mr. Fowler’s total annual compensation for 2021 as presented in the Summary Compensation Table within this proxy statement.

Director Compensation

For the year ended December 31, 2021, the independent voting directors of our general partner (also referred to as non-employee directors) were compensated as follows:

•

each received a $90,000 annual cash retainer and an annual grant of the partnership’s common units having a fair market value, based on the closing price of such common units on the trading day immediately preceding the date of grant, of $90,000;

•	if the individual served as a chairman of the Audit and Conflicts Committee, then such individual received an additional $20,000 annual cash retainer;

•	if the individual served as a chairman of the Governance Committee, then such individual received an additional $15,000 annual cash retainer; and

•	for those independent voting directors that served on the Capital Projects Committee, a $2,500 per meeting cash fee for attendance at meetings of this committee.

The compensation program for each independent voting director of our general partner for 2022 is as follows:

•

a $90,000 annual cash retainer and an annual grant of the partnership’s common units having a fair market value of $90,000, based on the closing price of such common units on the trading day immediately preceding the grant date;

•	a $2,500 per meeting cash fee for attendance at each meeting of the board of directors (other than a quarterly board meeting);

•

a $2,500 per meeting cash fee for attendance at each meeting of a committee or subcommittee of which such director is a member (other than any committee or subcommittee meeting that occurs on the same day as (i) a board meeting and/or (ii) a previous meeting of a committee or subcommittee of which such director is a member);

•	if the individual served as a chairman of the Audit and Conflicts Committee, an additional $25,000 annual cash retainer; and

•	if the individual served as a chairman of the Governance Committee, an additional $20,000 annual cash retainer.

We bear all costs attributable to the compensation of independent voting directors of our general partner. The following table summarizes compensation paid to these directors in 2021:

Independent Voting Director	Fees Earned or Paid in Cash ($)	Value of Equity- Based Awards ($)	Total ($)
Carin M. Barth	$90,000	$90,000	$180,000
Murray E. Brasseux	90,000	90,000	180,000
James T. Hackett (1)	105,000	90,000	195,000
William C. Montgomery (2)	110,000	90,000	200,000
John R. Rutherford	90,000	90,000	180,000
Richard S. Snell	90,000	90,000	180,000

(1)	Mr. Hackett serves as chairman of the Governance Committee.
(2)	Mr. Montgomery serves as chairman of the Audit and Conflicts Committee.

Messrs. Casey and Smith received $37,500 and $150,000, respectively, in cash for their services as advisory directors in 2021. Mr. Casey passed away during the first quarter of 2021. Mr. Andras received $20,000 in cash for his services as an honorary director in 2021. Neither we nor our general partner provide additional compensation to employees of EPCO for their services as voting directors of our general partner. The employees of EPCO who served as voting directors of our general partner in 2021 were Ms. Duncan Williams and Messrs. Bachmann, Teague, Fowler and Weitzel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of October 11, 2022, regarding each person known by our general partner to beneficially own more than 5% of our limited partner units.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Randa Duncan Williams (1)	Common Units	702,397,405	32.3%
1100 Louisiana Street, 10th Floor
Houston, Texas 77002

(1)

For a detailed listing of the ownership amounts that comprise Ms. Duncan Williams’ total beneficial ownership of the partnership’s common units, see the table presented in the following section, “Security Ownership of Management,” below. For purposes of determining the percent of class for beneficial ownership, no common units issuable upon conversion of outstanding Series A Preferred Units are included in the calculation.

Ms. Duncan Williams is a DD LLC Trustee and an EPCO Trustee. Ms. Duncan Williams is also currently Chairman and a director of EPCO and Chairman of the Board and a director of our general partner. Ms. Duncan Williams disclaims beneficial ownership of the limited partner units beneficially owned by the EPCO Trustees, except to the extent of her voting and dispositive interests in such units.

Security Ownership of Management

The following tables set forth certain information regarding the beneficial ownership of the partnership’s common units, as of October 11, 2022 by (i) the current directors of our general partner; (ii) our named executive officers for 2021; and (iii) the current directors and executive officers (including named executive officers) of our general partner as a group. All beneficial ownership information has been furnished by the respective directors and executive officers. Each person has sole voting and dispositive power over the securities shown unless indicated otherwise.

	Positions with Our General Partner at October 11, 2022	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
Randa Duncan Williams:	Director and Chairman of the Board
Units controlled by EPCO Voting Trust:
Through EPCO		74,754,703	3.4%
Through EPCO Holdings, Inc.		597,110,600	27.4%
Through Employee Partnerships		8,000,000	*
Units controlled by Alkek and Williams, Ltd.		508,755	*
Units controlled by Chaswil, Ltd.		84,666	*
Units controlled by family trusts (2)		21,540,424	*
Units owned personally (3)		398,257	*

Total for Randa Duncan Williams		702,397,405	32.3%

*	Represents a beneficial ownership of less than 1% of class
(1)	For purposes of determining the percent of class for beneficial ownership, no common units issuable upon conversion of outstanding Series A Preferred Units are included in the calculation.

(2)

The number of common units presented for Ms. Duncan Williams includes common units held by family trusts for which she serves as a director of an entity trustee but has disclaimed beneficial ownership (except to the extent of her pecuniary interest therein).

(3)	The number of common units presented for Ms. Duncan Williams includes 9,090 common units held by her spouse and 4,040 common units held jointly with her spouse.

EPCO and its privately held affiliates have pledged 92,976,464 of our common units that they own as security under their credit facilities. These credit facilities include customary provisions regarding potential events of default. As a result, a change in ownership of these units could result if an event of default ultimately occurred.

		Common Units
	Positions with Our General Partner at October 11, 2022	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
Richard H. Bachmann (2)	Director and Vice Chairman of the Board	1,627,861	*
A. James Teague (3,4)	Director and Co-CEO	2,419,039	*
W. Randall Fowler (3,5)	Director, Co-CEO and CFO	1,836,805	*
Carin M. Barth (6)	Director	89,826	*
Murray E. Brasseux (7)	Director	32,123	*
James T. Hackett (8)	Director	283,934	*
William C. Montgomery	Director	61,276	*
John R. Rutherford	Director	113,941	*
Richard S. Snell (9)	Director	93,352	*
Harry P. Weitzel	Director and Executive Vice President, General Counsel and Secretary	151,062	*
Graham W. Bacon (3)	Executive Vice President and Chief Operating Officer	425,349	*
Brent B. Secrest (3)	Executive Vice President and Chief Commercial Officer	187,646	*
Christian M. Nelly (3)	Executive Vice President – Finance and Sustainability and Treasurer	120,179	*
All directors and executive officers (including all named executive officers) of our general partner, as a group (15 individuals in total)		709,974,288	32.6%

*	Represents a beneficial ownership of less than 1% of class
(1)

For purposes of determining the percent of class for beneficial ownership, no common units issuable upon conversion of outstanding Series A Preferred Units are included in the calculation. As of October 11, 2022, there were outstanding 50,412 Series A Preferred Units convertible into an additional 2,219,442 common units based on the then-applicable Series A Conversion Ratio of 44.02612 common units for each Series A Preferred Unit (rounding down to the nearest whole unit for conversions by each holder), with such units representing 0.1% of the voting power at the special meeting. As of such date, none of the directors or executive officers of our general partner owned any Series A Preferred Units.

(2)	The number of common units presented for Mr. Bachmann includes 9,588 common units held by his spouse.
(3)	These individuals are named executive officers for the year ended December 31, 2021.
(4)	The number of common units presented for Mr. Teague includes (i) 66,746 common units held by a trust and (ii) 40,055 common units held by his spouse.
(5)

The number of common units presented for Mr. Fowler includes (i) 708,419 common units held by a family limited partnership (for which he has disclaimed beneficial ownership except to the extent of his pecuniary interest) and (ii) 2,339 common units held by his spouse.

(6)

The number of common units presented for Ms. Barth includes 19,050 common units held for the benefit of her parents (for which Ms. Barth has disclaimed beneficial ownership except to the extent of her pecuniary interest).

(7)	The number of common units presented for Mr. Brasseux includes 2,882 common units held by his spouse.
(8)	The number of common units presented for Mr. Hackett includes (i) 9,661 common units held by family trusts and (ii) 33,000 common units held by a family limited partnership.
(9)	The number of common units presented for Mr. Snell includes 2,956 common units held by his spouse.

Equity Ownership Guidelines

In order to further align the interests and actions of our general partner’s directors and executive officers with our long-term interests and those of our general partner and other unitholders, the board of directors has adopted and approved certain equity ownership guidelines for our general partner’s directors and executive officers. Under these guidelines:

•

each non-management director of our general partner is required to own our common units having an aggregate value (as defined in the guidelines) of three times the dollar amount of such non-management director’s aggregate annual cash retainer for service on the board of directors for the most recently completed calendar year; and

•

each executive officer of our general partner is required to own our common units having an aggregate value (as defined in the guidelines) of three times the dollar amount of such executive officer’s aggregate annual base salary for the most recently completed calendar year.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2008 Incentive Plan is EPCO’s only long-term incentive plan under which our common units have been authorized for issuance. The 2008 Incentive Plan provides for awards of our common units and other rights to our non-management directors and to consultants and employees of EPCO and its affiliates providing services to us. Awards under the 2008 Incentive Plan may be granted in the form of phantom units, DERs, unit options, restricted common units, UARs, unit awards and other unit-based awards or substitute awards. For additional information regarding our equity-based compensation, see Note 12 of the Notes to Consolidated Financial Statements included under Part II, Item 8 of the Annual Report.

The following table sets forth certain information regarding the 2008 Incentive Plan as of December 31, 2021.

Plan Category	Number of Units to Be Issued Upon Exercise of Outstanding Common Unit Options (a)	Weighted- Average Exercise Price of Outstanding Common Unit Options (b)	Number of Units Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by unitholders:
2008 Incentive Plan (1)	—	—	20,765,933
Equity compensation plans not approved by unitholders:
None	—	—	—

Total for equity compensation plans	—	—	20,765,933

(1)

At December 31, 2021, the total number of common units authorized for issuance or other delivery under the 2008 Incentive Plan was 60,000,000 common units. This amount increased by 5,000,000 common units on January 1, 2022. Of the 65,000,000 common units currently authorized for issuance under the 2008 Incentive Plan, the number of common units available for future issuance under the plan as of October 11, 2022 is 15,245,436 common units.

THE SPECIAL UNITHOLDER MEETING

Time, Place and Date. The special meeting of unitholders will be held on Tuesday, November 22, 2022, 8:00 a.m., local time at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002. The meeting may be adjourned or postponed by our general partner to another date or place for proper purposes, including for the purpose of soliciting additional proxies.

Purposes. The purposes of the special meeting are:

•	to consider and vote upon the approval of the amendment and restatement of the 2008 Incentive Plan;

•	to consider and vote upon the approval of the amendment and restatement of the Unit Purchase Plan; and

•	to transact such other business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

At this time, we know of no other matter that will be presented for consideration at the meeting.

Quorum. A quorum requires the presence at the special meeting, in person or by proxy, of holders of more than 50% of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible on the record date. Your common units and Series A Preferred Units on an as-converted basis will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card or properly submitted your proxy by telephone or Internet.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will not be considered present at the meeting for purposes of determining the presence of a quorum, nor will they be considered entitled to vote.

Record Date. The record date for the special meeting is the close of business on October 11, 2022.

Attendance. Only unitholders of record at the close of business on the record date may attend the special meeting and any adjournments or postponements of the meeting. For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification.

Units Entitled to Vote. Unitholders may vote at the special meeting in person or by proxy if they owned outstanding common units or Series A Preferred Units at the close of business on the record date. Unitholders may cast one vote for each common unit owned on the record date (including any common units into which a unitholder’s outstanding Series A Preferred Units are convertible as of the record date).

Votes Required. Under the NYSE Listed Company Manual, each proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote on an as-converted basis. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of each proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units and common units into which the outstanding Series A Preferred Units are convertible. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” each proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

As of October 11, 2022, affiliates of our general partner, and the directors and executive officers of our general partner owned an aggregate of 709,974,288 outstanding common units and no outstanding Series A Preferred Units, collectively representing an aggregate 32.6% of our issued and outstanding units representing limited partner interests on an as-converted basis. Such affiliates have stated their intention to vote their units in favor of the proposals. Because the approval of the proposals by such affiliates is not sufficient to approve the proposals, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Units Outstanding. As of the record date, there were outstanding (i) 2,175,561,780 common units and (ii) 50,412 Series A Preferred Units convertible into an additional 2,219,442 common units based on the then-applicable Series A Conversion Ratio (rounding down to the nearest whole unit for conversions by each holder). In accordance with our partnership agreement, except as set forth therein, holders of outstanding Series A Preferred Units have voting rights with respect to their Series A Preferred Units that are identical to the voting rights of the holders of common units and vote with the holders of common units as a single class, so that such holders of Series A Preferred Units are entitled to one vote for each common unit into which the outstanding Series A Preferred Units held by such holders are then convertible at the then-applicable Series A Conversion Ratio on each matter with respect to which holders of common units are entitled to vote. As of October 11, 2022, the “Series A Conversion Ratio” was 44.02612 common units for each Series A Preferred Unit.

Voting Procedures

Voting by Unitholders. Unitholders who hold units in their own name may vote using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	attend the meeting and vote in person.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your units will be voted FOR approval of each of the proposals.

If you hold your common units or Series A Preferred Units in “street name,” your broker cannot vote your common units or Series A Preferred Units for or against the proposals unless you tell the broker or other nominee how you wish to vote. To tell your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

Please note that you may not vote your common units or Series A Preferred Units held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee. A broker non-vote will not count as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement for passage of the proposals. You should therefore provide your broker or other nominee with instructions as to how to vote your common units or Series A Preferred Units.

If any other matters are properly presented for consideration at the meeting or any adjournment or postponement thereof, the persons named in your proxy will have the discretion to vote on these matters. Our partnership agreement provides that our general partner may adjourn the meeting for proper purposes and that, in the absence of a quorum, any meeting of our limited partners may be adjourned from time to time by the affirmative vote of a majority of the outstanding limited partner interests (including outstanding Series A Preferred Units on an as-converted basis) represented either in person or by proxy.

Revocation. If you hold your common units or Series A Preferred Units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of our general partner at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of our general partner at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

If you hold your common units or Series A Preferred Units in “street name” by a broker or other nominee and you wish to change your vote, you may contact such broker or other nominee for instructions on how to do so.

Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. Our board of directors has the right to waive any irregularities or conditions as to the manner of voting. We may accept your proxy by any form of communication permitted by Delaware law so long as we are reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The accompanying proxy is being solicited on behalf of the board of directors of our general partner. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by us.

In addition to the mailing of this proxy statement, proxies may also be solicited from unitholders by personal interview, telephone, fax or other electronic means by directors and officers of our general partner and employees of EPCO and its affiliates who provide services to us or our subsidiaries, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of common units or Series A Preferred Units held by those persons, and we will reimburse them for any reasonable expenses that they incur. This proxy statement, including the annexes attached hereto, is also available on our website at http://www.enterpriseproducts.com under the “Investors” tab. The information found on our website is not incorporated into this proxy statement.

Failures to Vote, Abstentions and Broker Non-Votes. If you do not vote in person or by proxy, or a broker non-vote is made on your behalf, your proxy will not be counted as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement that the number of votes cast with respect to each proposal equal at least a majority of the outstanding common units and common units into which the outstanding Series A Preferred Units are convertible.

If you mark “abstain” for a proposal on your voting card and return it, your proxy will be counted as an NYSE Vote Cast for purposes of that proposal, but will be deemed a vote against such proposal.

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

UNITHOLDER PROPOSALS

Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders (limited partners). Ownership of our common units or Series A Preferred Units does not entitle unitholders to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Act or the law of any other state in which we are qualified to do business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File No. 1-14323). Our filings are available to the public at the Commission’s web site at http://www.sec.gov.

The Commission allows us to incorporate by reference into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022;

•	Current Reports on Form 8-K filed with the Commission on March 1, 2022, August 3, 2022 (solely as to the information in Item 8.01 of such Current Report) and September 6, 2022; and

•

The description of our common units contained in our registration statement on Form 8-A/A filed on November 23, 2010, and including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this proxy statement has been delivered, a copy of any and all of our filings with the Commission. You may request a copy of these filings by writing or telephoning us at:

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 381-6500

FORWARD-LOOKING STATEMENTS

This proxy statement and some of the documents we incorporate by reference herein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this proxy statement or the documents we have incorporated herein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “seek,” “goal,” “estimate,” “forecast,” “intend,” “could,” “should,” “would,” “will,” “believe,” “may,” “scheduled,” “pending,” “potential” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give any assurances that such expectations will prove to be correct.

Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. The quarterly cash distributions paid by us to our unitholders are derived from the cash distributions we receive from EPO. The amount of cash EPO can distribute depends primarily upon cash flow generated by its consolidated operations. Among the key risk factors that may have a direct bearing on our financial condition, results of operations and cash flows are:

•

changes in demand for and prices and production of natural gas, NGLs, crude oil, petrochemicals and refined products; particularly, a decrease in demand for NGL products by the petrochemical, refining or heating industries;

•	the effects of the COVID-19 pandemic or future infectious disease outbreaks, and any adverse impacts on market and industry conditions resulting therefrom;

•	competition from third parties in our midstream energy businesses;

•	our debt level may limit our future financial and operating flexibility;

•	operating cash flows from our capital projects may not be immediate;

•	a natural disaster, catastrophe, terrorist attack or similar event could result in severe personal injury, property damage and environmental damage, which could curtail our operations;

•	interruptions in service, including those resulting from cyber-attacks on our information technology systems, and fluctuations in rates of third party pipelines that affect our assets;

•

the imposition of additional governmental regulations that cause delays or deter new crude oil and natural gas exploration and production activities and thus reduce the level of volumes that we process, store, transport or otherwise handle;

•	environmental liabilities or events that are not covered by an indemnity or insurance;

•	new environmental regulations that limit our operations or significantly increase our operating costs;

•	changes in the tax treatment of publicly traded partnerships;

•	the impact of current and future laws, rulings and governmental regulations; and

•	general, economic, market or business conditions.

We may also incur credit and price risk to the extent counterparties do not fulfill their obligations to us in connection with our marketing of natural gas, NGLs, crude oil, petrochemicals and refined products and long-term contracts with minimum volume commitments or fixed demand charges.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in our annual report on Form 10-K, our quarterly reports on Form 10-Q and in our other filings with the Commission incorporated by reference in this proxy statement.

ANNEX A

FORM OF

2008 ENTERPRISE PRODUCTS LONG-TERM INCENTIVE PLAN

(FOURTH AMENDMENT AND RESTATEMENT)

(Effective November 22, 2022)

SECTION 1. Purpose of the Plan. The 2008 Enterprise Products Long-Term Incentive Plan (Fourth Amendment and Restatement) (the “Plan”) is intended to promote the interests of Enterprise Products Company, a Texas corporation (the “Company”), Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Holdings LLC, the general partner of the Partnership (the “General Partner”), by providing Directors, Employees and Consultants who perform services, directly or indirectly, for the Partnership with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in the Partnership and develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership. The Plan is also intended to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential to the continued success of the Partnership.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, a Unit Appreciation Right, a Restricted Unit, a Phantom Unit, a Unit Award, a Substitute Award, an Other Unit-Based Award or a separate or tandem DER granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Incentive Plan Administration Subcommittee of the Governance Committee of the GP Board, or such other committee of, and appointed by, the GP Board to administer the Plan, which subcommittee or committee shall be composed solely of two or more “Non-Employee Directors” (as defined in Rule 16b-3).

“Common Unit” means a Common Unit of the Partnership.

“Consultant” means an individual, other than an Employee or a Director, who renders consulting or advisory services to the Partnership, the Company or any of their Affiliates.

“DER” means a distribution equivalent right, which is a contingent right, granted pursuant to Section 6(d) of the Plan either alone or in tandem with another Award (other than an Option, UAR, Restricted Unit or Unit Award), to receive with respect to each Common Unit that is subject to such Award, an amount of cash equal (or, in the Committee’s discretion, in lieu of cash, Common Units and/or Awards equal in value) to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Common Unit during the period the DER is outstanding.

“Director” means a member of the Board, the GP Board or the board of directors of any Affiliate of the General Partner who is not a Consultant (other than in the individual’s capacity as a Director) or an Employee.

“Employee” means an employee of the Partnership, the Company or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on the applicable date, the closing sales price of a Common Unit on the principal national securities exchange or market in which trading occurs (or if there is no trading in the Common Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Common Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee and in accordance with the requirements of Section 409A of the Code, if applicable.

“GP Board” means the board of directors of the General Partner.

“Option” means an option to purchase Common Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(g) of the Plan.

“Participant” means an Employee, Director or Consultant granted an Award under the Plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or any other entity or person, as such term is used in Sections 13 and 14(d)(2) of the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Phantom Unit” means a notional or phantom Common Unit granted pursuant to Section 6(c) of the Plan which upon its settlement date entitles the holder to receive one Common Unit or, in the Committee’s discretion, cash equal to the Fair Market Value of a Common Unit on the settlement date (or, pursuant to an award agreement, the vesting date).

“Restricted Unit” means a Common Unit granted pursuant to Section 6(b) of the Plan that is subject to forfeiture provisions and restrictions on transferability.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Substitute Award” means an Award granted pursuant to Section 6(h) of the Plan.

“Unit Appreciation Right” or “UAR” means an Award that is granted pursuant to Section 6(e) of the Plan, which, upon exercise, entitles the holder to receive the excess (if any), or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a Common Unit on the exercise date over the grant price established for such Unit Appreciation Right. Such excess shall be paid in Common Units (or, in the Committee’s discretion, in cash (or in a combination of cash and Common Units)).

“Unit Award” means an Award of one or more vested (non-forfeitable) Common Units granted pursuant to Section 6(f) of the Plan.

SECTION 3. Administration.

(a) Committee Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority, in its sole and absolute discretion, to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Common Units to be covered by Awards granted;

(iv) determine the terms and conditions of any Award;

(v) modify, adjust, amend, suspend, or waive any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from Common Units to cash or vice versa (or in a combination thereof)), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

(vi) determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in Common Units or cash (or in a combination of cash and Common Units)), exercised, canceled, or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals, as well as the treatment of Awards upon a termination of employment or other service relationship);

(vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan;

(viii) establish, modify, adjust, amend, suspend, or waive such rules and regulations as the Committee shall deem appropriate for the proper administration of the Plan;

(ix) appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan;

(x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in such manner and to such extent as the Committee deems necessary or appropriate; and

(xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company or the Partnership, any Participant, and any beneficiary thereof.

(b) Delegations. Subject to the terms of the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to a subcommittee of the Committee and/or to an executive officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that the Committee may not delegate its duties (i) where such delegation would violate state corporate law, or (ii) with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the delegatee. Any such delegation to an executive officer shall not limit the executive officer’s right to receive Awards under the Plan; provided, however, the executive officer may not grant Awards to himself or herself, a Director or any other executive officer of the Company, the General Partner or an Affiliate thereof, or take any action with respect to any Award previously granted to himself or herself, an individual who is an executive officer of the Company, the General

Partner or an Affiliate thereof or a Director. Under no circumstances may any such delegation result in the loss of an exemption under Rule16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants, advises to the Committee (whether or not deemed independent) or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction of or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan.

SECTION 4. Common Units Available for Awards.

(a) Limit on Common Units Available. Subject to adjustment as provided in Sections 4(c) and 7(c), the aggregate number of Common Units that may be delivered with respect to Awards that become (or have already become) vested, exercised or settled under the Plan is 165,000,000. Common Units withheld or netted from an Award to satisfy (i) any tax withholding obligations of the Company or an Affiliate with respect to the Award and/or (ii) the payment of the exercise price for such Award, and Restricted Unit Awards, while outstanding as such, shall not be considered to be Common Units “delivered” under the Plan for this purpose. To the extent an Award is settled, forfeited, terminated or canceled without the delivery of Common Units, the Common Units covered by such Award, to the extent of such settlement, forfeiture, termination or cancellation, shall again be Common Units available for delivery with respect to Awards granted under the Plan. If an Award is exercised or settled with respect to less than all of the Common Units covered by such Award, then the Common Units covered by such continuing part of that Award shall continue to be Awards with respect to which Common Units may be delivered. There shall not be any limitation on the number of Awards that may be settled in cash.

(b) Sources of Common Units Deliverable Under Awards. Any Common Units delivered pursuant to an Award shall consist, in whole or in part, of (i) Common Units acquired in the open market, (ii) Common Units acquired from any Affiliate of the Company (including, without limitation, the Partnership) or any other Person, or (iii) any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of settlement of all or a portion of an Award, the Company determines to acquire Common Units in the open market and the Company is prohibited under applicable law, or by the rules and/or regulations promulgated by the SEC or the New York Stock Exchange or the policies of the Company or an Affiliate thereof, from acquiring Common Units in the open market, the delivery of any Common Units to the Participant in connection with such settlement may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Common Units in the open market.

(c) Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company, the General Partner or the Partnership pursuant to the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (as amended, or any successor accounting standard, “ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the Committee (A) shall adjust the number and type of Common Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and (B) shall adjust the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to the occurrence of any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust such Awards and the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event, subject to the further provisions of the Plan. The number of Common Units subject to an Award and the Plan, after any adjustment, shall always be a whole number.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Common Unit split, combination or exchange of Common Units, merger, consolidation or distribution (other than normal cash distribution) of Partnership assets to unitholders, or any other change affecting the Common Units, other than an “equity restructuring,” the Committee may, in its sole discretion and in such manner as it may deem equitable, make such equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Common Units (or other securities or property) that may be issued under the Plan; (B) the number and kind of Common Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any performance targets or other criteria with respect thereto); and (D) the grant or exercise price per Common Unit for any outstanding Awards under the Plan, subject to the further provisions of the Plan. The number of Common Units subject to an Award, after any adjustment, shall always be a whole number.

SECTION 5. Eligibility. Each Employee, Director or Consultant who performs services, directly, or indirectly, for the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8, or its successor) shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

Awards may be granted to eligible Employees, Directors and Consultants on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the vesting, exercise or settlement thereof, at the date of grant or thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Options. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Options shall be granted, the number of Common Units to be covered by each Option grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option including the following terms and conditions and such additional terms and conditions, including any performance criteria, as the Committee shall determine that are not inconsistent with the provisions of the Plan:

(i) Exercise Price. The purchase price per Common Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except as provided with respect to a Substitute Award granted under Section 6(h), may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other securities or other property (including, with the consent of the Committee, the withholding of Common Units that may otherwise be delivered to the optionee upon the exercise of the Option), or any combination thereof, in each case having a value on the exercise date equal to the relevant exercise price.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other criteria, and such other terms and conditions as the Committee may establish with respect to such Award that are not inconsistent with the provisions of the Plan, including whether any distributions made by the Partnership with respect to the Restricted Units shall be payable with respect to, and/or accrue on, such Restricted Units and, if payable and/or accrued, whether such distributions shall be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise accrued or restricted, such restrictions (including forfeitures, if any) shall be determined by the Committee in its sole discretion.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period and the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other criteria, and such other terms and conditions as the Committee may establish with respect to such Award, and such other terms and conditions as the Committee may establish with respect to such Award that are not inconsistent with the provisions of the Plan.

(d) DERs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are granted separately or in tandem with another Award (other than an Option, UAR, Restricted Unit or Unit Award), whether the DERs shall be paid directly to the Participant or be credited to a bookkeeping account (with or without interest or otherwise deemed to be reinvested in Phantom Units in the discretion of the Committee), the vesting, forfeiture and payment provisions applicable to the DER (if any), and such other provisions or restrictions as determined by the Committee in its discretion that are not inconsistent with the provisions of the Plan.

(e) UARs. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom UARs shall be granted, the number of Common Units to be covered by each grant, the exercise price therefor, which may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant (except with respect to a Substitute Award granted under Section 6(h)), the conditions and limitations applicable to the exercise of the UAR including the term of the UAR, and such additional terms and conditions, including any performance criteria, as the Committee may establish with respect to such Award that are not inconsistent with the provisions of the Plan.

(f) Unit Awards. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Awards shall be granted, the number of Unit Awards to be granted and whether such Unit Award shall have any restrictions on its transfer (and any terms and conditions relating to any such transfer restrictions). A Unit Award may be granted as additional compensation, or in lieu of cash or other compensation the Participant would otherwise be entitled to receive, in such amounts as the Committee determines to be appropriate in its discretion.

(g) Other Unit-Based Awards. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Other Unit-Based Awards shall be granted, which Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Units, purchase rights for Common Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Other Unit-Based Awards that shall be consistent with the provisions of the Plan. Common Units delivered pursuant to an Other Unit-Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Units, other Awards, or other property (or any combination of the foregoing), as the Committee shall determine.

(h) Substitute Awards. The Committee may grant Substitute Awards under the Plan to such individuals who, subject to Section 5, become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by the Partnership or an Affiliate thereof in substitution of similar awards that are forfeited or cancelled under another employer’s plan upon such individual’s becoming an Employee, Consultant or Director, as the Committee may determine. Notwithstanding anything in Section 6(a) to the contrary, Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Common Unit on the date of the substitution if such substitution complies with the applicable requirements of Section 409A of the Code and the Treasury Regulations thereunder and any applicable laws or exchange rules.

(i) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or replacement for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate thereof. Awards (including, without limitation, DERs) granted in addition to or in tandem with other Awards, or awards granted under any other plan of the Company or any Affiliate thereof, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership, the Company or any Affiliate and the Committee may, in its discretion, cause the forfeiture of such Award without any payment therefor.

(iii) Common Unit Certificates. All certificates for Common Units or other securities of the Partnership delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv) Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines, including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(v) Delivery of Common Units or other Securities and Payment by Participant of Consideration. No Common Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or required tax withholding) is received by the Company or the applicable Affiliate thereof, or arrangements satisfactory to the Committee, in its discretion, have been made for such requirements with respect to the Award. Such payment may be made by such method or methods and in such form or forms as the Committee, in its discretion, shall determine, including, without limitation, cash, withholding or “netting” of Common Units otherwise deliverable, “cashless-broker” exercises with simultaneous sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company or Affiliate, as of the date of such tender, is at least equal to the full amount required to be paid to the Company or Affiliate pursuant to the Plan or the applicable Award agreement or applicable law.

(vi) Term. Each Award shall expire as provided in the grant agreement for such Award.

SECTION 7. Amendment and Termination. Except to the extent prohibited by applicable law or the rules of the principal securities exchange or market on which the Common Units are traded, and subject to Section 7(c) and Section 10 below:

(a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

(b) Amendments to Awards. The Committee may waive any conditions or restrictions under, amend any terms of, or alter any outstanding Award, provided that no change in any Award shall materially reduce the benefit to Participant without the consent of such Participant, except as provided in Section 7(c).

(c) Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee or the Board may make adjustments in the terms and conditions of, and the criteria (if any) included in, any or all Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company, the General Partner or the Partnership (as determined by the Committee or the Board), whenever the Committee or the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Award and the Plan. Such adjustments may include, without limitation, accelerating the vesting or exercisability of all or part of an Award, accelerating the date on which all or part of the Award will terminate and/or canceling Awards by the payment of cash or the issuance or transfer of Common Units, other Awards or property having an “equal value,” as determined by the Committee or the Board, in its discretion. Any conflict in this Section 7(c) with the provisions of Section 4(c)(i), Section 4(c)(i) shall control.

SECTION 8. General Provisions.

(a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient or grant.

(b) Termination of Service. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment or service with the Company and its Affiliates or membership from the Board or the GP Board or any Affiliate thereof until such date as the Participant is no longer either an Employee, Consultant or a Director (i.e., a change between such classifications shall not be a termination of employment or service for purposes of the Plan).

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to continue as an Employee or a Consultant or to remain a Director, as applicable. Further, the Company or an Affiliate thereof may at any time terminate a Participant’s employment or service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in an Award agreement. Nothing in the Plan or an Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant who is an Employee shall be an “at will” employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate thereof.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Company and Partnership may refuse to issue, deliver or transfer any Common Units or other consideration under an Award if, in the sole discretion of the Committee, it determines that the issuance, delivery or transfer or such Common Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate thereof to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company or Affiliate by a Participant, other holder or beneficiary in connection with the exercise or settlement of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust Fund Created; Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate thereof and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of a general unsecured creditor of the Company or the Affiliate.

(h) No Fractional Common Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Common Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Tax Withholding. The Company or an Affiliate thereof, as the case may be, is authorized to withhold from any Award, from any payment due, settlement or transfer to be made under or with respect to any Award or from any other compensation or amount owing to a Participant the amount (in cash, Common Units and/or other property) of the applicable taxes payable by the Company or Affiliate in respect of the grant of the Award, its exercise, settlement, the lapse of restrictions thereon, or any payment or transfer under the Award or under the Plan and to take all such other actions as may be necessary or helpful in the opinion of the Company or the Affiliate to satisfy its withholding obligations for the payment of such taxes.

(k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(l) Participation by Affiliates. In making Awards to Directors, Employees or Consultants employed by or in service to the Company or an Affiliate thereof, the Committee shall be acting on behalf of the Company or the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company or Affiliate for compensation paid to its Directors, Employees or Consultants for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Company or the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(m) Prohibition on Repricing. Notwithstanding anything in the Plan to the contrary, but subject to Section 4(c) and Section 7(c) hereof, the Committee shall not, without the approval of the unitholders of the Partnership, (i) reduce the per Common Unit exercise price of any outstanding Option or UAR, (ii) cancel any Option or UAR in exchange for cash or the grant of another Award when the Option or UAR price per Common Unit exceeds the Fair Market Value of the underlying Common Units, or (iii) take any other action that would be considered a “repricing” of an Option or UAR under the applicable listing standards of the stock exchange upon which the Common Units or other securities are then listed (if any) or under generally accepted accounting principles.

SECTION 9. Term of the Plan; Unitholder Approval. This Fourth Amendment and Restatement of the Plan shall be effective on the date of its approval by the unitholders of the Partnership and shall continue until the earliest of (i) the date all available Common Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval of this Fourth Amendment and Restatement by the unitholders of the Partnership (November 22, 2032). However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any Award granted prior to such Plan termination, or to waive any conditions or rights under such Award, shall extend beyond such Plan termination date.

SECTION 10. Section 409A.

(a) Section 409A Compliance. The Plan and each Award granted under the Plan are intended to either comply with the requirements of Section 409A of the Code or be exempt from Section 409A. If, however, any Plan or Award provision would subject a Participant to tax under Section 409A, then, notwithstanding anything in the Plan or the Award agreement to the contrary, the Committee may, in its sole discretion (but shall not be obligated to), unilaterally amend the Plan or Award provision in such manner as the Committee believes may be appropriate and reasonable to avoid, reduce or mitigate such taxation under Section 409A, and such amendment shall be effective for all Plan purposes, whether or not the amendment is effective for purposes of Section 409A. Further, no act (or omission to act) by the Committee, either with respect to the initial terms of an Award or any amendment (or non-amendment) of the Award, that results in a Participant being subject to tax under Section 409A with respect to the Award shall be treated as having adversely affected the benefits of the Participant under the Award.

(b) Six Month Delay. Notwithstanding any Plan or Award agreement provision to the contrary, if a Participant is a “specified employee” (as defined in Section 409A of the Code), then, with respect to an Award that is subject to Section 409A, no payment shall be made to such Participant thereunder on account of his “separation from service” (as defined in Section 409A of the Code) until the earliest of (i) the first day of the first calendar month that is more than six months after the Participant’s “separation from service” date, (ii) the date of death of the Participant, or (iii) such date that payment may be made under Section 409A without penalty. Any payment delayed to a “specified employee” as provided above shall be paid in a lump sum without interest as soon as permitted under Section 409A.

ANNEX B

FORM OF

EPD UNIT PURCHASE PLAN

(Sixth Amendment and Restatement)

1.    Establishment; Purpose.

(a)    Establishment. Enterprise Products Company, a Texas corporation (the “Company”), hereby amends and restates the EPD Unit Purchase Plan (Fifth Amendment and Restatement) effective as of November 22, 2022 (the “Effective Date”) (as hereby amended and restated by this EPD Unit Purchase Plan (Sixth Amendment and Restatement), the “Plan”). Capitalized terms used herein without definition shall have the respective meanings assigned to them in Section 2.

(b)    Purpose. The purpose of the Plan is to promote the interests of the Company and Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), by (i) providing Eligible Employees of the Company and its Affiliates a cost-effective program that enables them to acquire or increase their ownership of Units, (ii) providing them with a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and (iii) encouraging them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

2.    Definitions. As used in this Plan:

“Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Brokerage Account” means, with respect to a Participant, that certain brokerage account of the Participant that is maintained and operated in conjunction with the Plan by the Service Provider.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman, Group Vice Chairman, President, or Chief Executive Officer of the Company to administer the Plan.

“Company Blackout Period” means all periods during a year, other than each period that begins on the first business day following a public announcement of the Partnership’s financial results for its most recently completed fiscal quarter and ends on the last day of the next subsequent fiscal quarter.

“Eligible Compensation” means, with respect to a Participant who is an Eligible Employee, the sum of the following items of his or her compensation received from an Employer with respect to a payroll period: base salary, hourly and daily wages, driver’s regular pay, overtime pay, call-out pay, vacation pay, commissions, sick-pay, funeral pay, jury duty pay, holiday pay, military or other leave of absence pay, bonus paid in cash, and any adjustments made by the Employer to any of the foregoing items. No other items of compensation shall be considered for purposes of the Plan.

“Eligible Employee” means an Employee who is classified by an Employer as a regular, active, full-time employee and whose regularly scheduled work week is at least 30 hours per week, but excludes (i) any Employee who is covered by a collective bargaining agreement with the Employer unless such bargaining agreement provides for his or her participation in the Plan, (ii) any temporary, project, or “leased” employee, any “co-employee”, and any nonresident alien, and (iii) any Employee who owns, directly or indirectly, 5% or more of the total combined voting power or value of all classes of equity interests in the

Partnership, the Company or any other Employer. If an Eligible Employee’s employment status changes to “Inactive” or “on a Leave of Absence”, such Eligible Employee shall continue to be an Eligible Employee for purposes of the Plan while in such status.

“Employee” means any individual who is an employee of an Employer.

“Employee Discount Amount” means, with respect to a Participant for an applicable Purchase Period, the amount that is equal to 10% of the quotient of (i) the total amount that such Participant has withheld (deducted) from his or her Eligible Compensation for that Purchase Period, divided by (ii) 0.90.

“Employer” means the Company and any Affiliate of the Company that the Committee has designated as a participating entity in this Plan.

“Fair Market Value” means, with respect to a Unit purchased from the Partnership or an Affiliate, the closing sales price of a Unit on the applicable purchase date as reported in The Wall Street Journal (or by any other reporting service approved by the Committee); provided, however, that if there is no trading in Units on such purchase date, then “Fair Market Value” as of such purchase date shall mean the closing sales price of a Unit on the next preceding date on which there was trading (provided further, that such preceding date is within seven days of the purchase date). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Participant” means an Eligible Employee who has a Participant Account under the Plan.

“Participant Account” means a bookkeeping account or subaccount maintained under the Plan by an Employer or the Service Provider for a Participant, which is credited for a Purchase Period with the contributions withheld from the Participant’s Eligible Compensation for such Purchase Period and with the Employee Discount Amount credited with respect to such contributions.

“Plan Blackout Period” means a period established by the Committee during which a Restricted Participant may not engage in certain transactions under the Plan.

“Plan Custody Account” means the account maintained by the Service Provider for any cash remitted to it by an Employer representing Employee Discount Amounts or Participants’ contributions withheld from their Eligible Compensation.

“Purchase Period” means the three-month period ending on the last day of each January, April, July and October, and such other periods as the Committee may establish.

“Restricted Participant” means an Eligible Employee who has the title of Vice President or above with the Company or an Affiliate (regardless of where his or her principal place of work may be) and each other Eligible Employee who is designated as being a “Houston corporate office employee” by an Employer.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Section 409A” means Section 409A of the Code, the regulations promulgated thereunder, regulatory interpretations or announcements with respect to Section 409A of the Code or applicable judicial decisions construing Section 409A of the Code.

“Service Provider” means the entity engaged by the Company to provide certain administrative services for the Plan.

“Unit” means a limited partnership interest in the Partnership represented by a “Common Unit” as set forth in the Partnership’s Agreement of Limited Partnership (as amended and/or restated from time to time).

3.    Units Available Under Plan. Subject to adjustment as provided in this Section 3, the maximum aggregate number of Units that may be delivered under the Plan is 23,000,000. Units delivered under the Plan may be Units acquired in the open-market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or any other transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind (and number) of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan, then the Committee shall make such adjustments, as it determines to be appropriate, to the maximum number of Units, and/or the kind and number of securities, deliverable under the Plan. The adjustments made by the Committee shall be final, binding and conclusive on all persons.

4.    Employee Contribution Elections. An Eligible Employee may elect to purchase Units pursuant to this Plan subject to the following:

(a)    An Eligible Employee may enroll in (elect to make contributions to) the Plan on or after the first day of the month following the date he or she first (or again) becomes an Eligible Employee; provided, however, that if an individual becomes an Eligible Employee as the result of a business acquisition by the Partnership, an Employer or any Affiliate thereof, such person may enroll in the Plan on or as soon as reasonably practical after the date he or she first becomes an Eligible Employee. Only Eligible Employees may make contributions to the Plan and their contributions may be made only through elective payroll deductions. An Eligible Employee may elect for his or her Employer to withhold (deduct) from his or her Eligible Compensation, on each pay date that occurs during a Purchase Period, such designated whole percentage of his or her Eligible Compensation, from 1% to 15%, that is payable on such pay date. Contributions shall be withheld (deducted) from Eligible Compensation on an after-tax basis and shall be used for the purchase of Units for such Participant pursuant to this Plan. Subject to Section 4(f), an Eligible Employee may cancel or change his or her “contribution percentage” election at any time (within the above percentages). All Eligible Employee elections and any changes to an existing election shall be made pursuant to such form as the Committee or its delegate may establish from time to time and, subject to Section 4(f), shall be effective as soon as reasonably practical after their receipt.

(b)    Each withholding (deduction) election made by an Eligible Employee with respect to his or her Eligible Compensation shall be an ongoing election until the earlier of the effective date (i) that a subsequent change in such election is made by the Eligible Employee or (ii) the Eligible Employee ceases to be eligible to participate in the Plan.

(c)    An Employer shall maintain, or cause the Service Provider to maintain, a Participant Account for each Participant reflecting for the applicable Purchase Period the sum of (i) the amount of his or her Eligible Compensation withheld for the purchase of Units and (ii) the amount of the Employee Discount Amount then credited to such Eligible Employee.

(d)    Amounts of Eligible Compensation that are withheld (deducted) from a Participant’s Eligible Compensation are not required to be segregated from the general assets of an Employer and may be retained by the Employer until applied by it to the purchase of Units under the Plan or, in the discretion of the Employer, remitted (in whole or in part) from time to time to the Service Provider to be held by it in the Plan Custody Account until applied to the purchase of Units. Unless the Committee, in its discretion, directs otherwise, no amounts credited to a Participant Account or held in the Plan Custody Account shall be credited with any interest or earnings pending their application to the purchase of Units under the Plan.

(e)    With respect to each Purchase Period, an Employer may elect, in its discretion, to remit from time to time to the Service Provider an amount of cash up to, but not exceeding, the sum of the amounts of (i) the Eligible Compensation the Employer has withheld from all Participants for that Purchase Period and (ii) the Employee Discount Amounts to be applied for all Participants for that Purchase Period. Any cash so remitted to the Service Provider shall be held by it in the Plan Custody Account and be used to purchase Units pursuant to the Plan. Pending the purchase of Units, all or part of such cash held in the Plan Custody Account may be invested in interest bearing accounts or securities as may be directed by the Committee.

Any earnings of the Plan Custody Account shall be periodically remitted to the Company by the Service Provider, unless the Committee directs the Service Provider to use such earnings to pay Plan administrative expenses or to credit such earnings as being part of the Employee Discount Amounts for such Purchase Period.

(f)    Notwithstanding any provision of the Plan to the contrary, Restricted Participants shall be subject to the following:

(i)    no Units may be sold by the Service Provider on behalf of a Restricted Participant during a Company Blackout Period or a Plan Blackout Period;

(ii)    during a Plan Blackout Period, a Restricted Participant may not enroll in the Plan, or if enrolled, increase his or her then elected contribution (withholding) percentage; and

(iii)    if a Restricted Participant elects either to completely withdraw from the Plan or to decrease his or her then elected contribution percentage, such Restricted Participant must wait three months after the effective date of any such election before he or she may re-enroll in the Plan or increase his or her contribution (deduction) percentage, as the case may be. Notwithstanding the foregoing, if such three-month restricted period would otherwise expire during a Plan Blackout Period, then such restricted period shall be extended automatically with respect to such Restricted Participant until the end of that Plan Blackout Period.

5.    Unit Purchases; Purchase Price. Unless directed otherwise by the Committee, as soon as reasonably practical following the end of each Purchase Period, the Plan shall purchase from the Partnership (or an Affiliate) that number of Units that can be acquired with the sum of (a) the total amounts that have been deducted (withheld) by the Employer from the Eligible Compensation of all Participants with respect to that Purchase Period and (b) all Employee Discount Amounts for such Purchase Period. The purchase price paid to the Partnership (or Affiliate) for such Units shall be the then Fair Market Value for the Units being purchased. If, however, the Service Provider is directed by the Committee to purchase Units for a Purchase Period in the open-market, rather than purchasing the Units from the Partnership (or an Affiliate), the price of such Units purchased in the open-market shall be allocated to each affected Participant based on the weighted averages of the purchase prices paid for such Units in the open-market.

6.    Allocation of Purchased Units. Units acquired with respect to a Purchase Period under the Plan shall be allocated to each affected Participant in proportion to the quotient of (a) the sum of (i) all deductions from such Participant’s Eligible Compensation for that Purchase Period and (ii) the Employee Discount Amounts credited to such Participant for that Purchase Period, divided by (b) the sum of (i) all deductions made from the Eligible Compensation of all Participants for that Purchase Period and (ii) the total of all Employee Discount Amounts for all Participants with respect to that Purchase Period.

7.    Plan Expenses. The Company shall pay all brokerage fees for the purchase of Units by a Participant under the Plan and the costs and expenses of the Service Provider in administering the Plan. Participants shall be responsible for, and shall pay, all fees, costs and expenses associated with or incurred under their respective Brokerage Accounts, including any costs and expenses of the Service Provider in connection with any sale or transfer of Units from the Participant’s Brokerage Account, and the delivery of proceeds or other related documents to or on behalf of such Participant.

8.    Delivery of Units and Cash to Participants. Except as provided below, Units purchased under the Plan for a Participant shall be automatically transferred to such Participant’s Brokerage Account as soon as reasonably practical following the applicable purchase date following the end of that Purchase Period. If at any time during a Purchase Period a Participant elects to completely stop all deductions (withholdings) from his or her Eligible Compensation but continues to be an Eligible Employee for the remainder of that Purchase Period, all amounts then credited to his or her Participant Account shall be applied to the purchase of Units on or as soon as practicable following the end of that Purchase Period. If, however, a Participant ceases to be an Eligible

Employee prior to the end of a Purchase Period, all amounts then credited to his or her Participant Account automatically shall be transferred to his or her Brokerage Account as soon as reasonably practical following such event; provided, however, if such transfer is not reasonably practical prior to the end of the Purchase Period in which the cessation of the Participant’s Eligible Employee status occurs, his or her Participant Account shall be used to purchase Units on the applicable purchase date following the end of that Purchase Period, in which case, the Units so purchased automatically shall be transferred to the Participant’s Brokerage Account.

9.    No Delivery of Fractional Units. Notwithstanding any other provision contained herein, the Employer and the Service Provider will not be required to deliver any fractional Units to a Participant pursuant to this Plan, although a Participant’s Brokerage Account may be credited with a fractional Unit for record keeping purposes.

10.    Withholding of Taxes. To the extent an Employer is required by applicable law to withhold any taxes in connection with or based upon (a) a Participant’s deductions (withholdings) from his or her Eligible Compensation or (b) the Participant’s Employee Discount Amount, it will be a condition to the receipt of any Units under the Plan that the Participant first make arrangements satisfactory to the Employer for the payment or withholding of all such taxes, which arrangements may include a reduction in, or a withholding from, his or her Participant Account or from any other compensation the Participant may be entitled to receive from the Employer.

11.    Rule 16b-3 Compliance. It is intended that any purchase of Units by or on behalf of a Participant who is subject to Section 16 of the Securities and Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to comply with Rule 16b-3.

12.    Investment Representation. Unless (i) the Units to be purchased under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, with respect to any Participant who may be deemed an Affiliate of the Company or the Partnership, for securities law purposes, such Units have also been registered under the 1933 Act for resale by such Participant, or (ii) the Partnership has determined that an exemption from registration is available, an Employer may require, prior to and as a condition of the delivery of any Units, that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

13.    Compliance with Securities Laws. Notwithstanding anything set forth in this Plan or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to or on behalf of a Participant under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (a) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (b) all applicable provisions of the 1933 Act, and (c) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as an Affiliate of the general partner of the Partnership, it is also an Affiliate of the Partnership under applicable securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

14.    Administration of the Plan.

(a)    This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting (telephonic or otherwise) at which a quorum is present, or acts approved in writing by a majority of the Committee members, will be the acts of the Committee.

(b)    Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to (i) determine which persons are Eligible Employees; (ii) determine the number of Units to be purchased by or for a Participant; (iii) determine the time, the Fair Market Value or other purchase price, and the manner for purchasing Units; (iv) interpret, construe and administer the Plan, including, without limitation, determining the Plan Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) determine the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary, helpful or desirable for the administration of the Plan.

(c)    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it deems desirable in the administration of the Plan.

(d)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons.

(e)    No member of the Committee or any delegatee thereof shall be liable for any action, omission, determination or interpretation made in good faith, and the Company and the Partnership shall, in addition to any other rights of such persons, fully indemnity and hold harmless the members of the Committee and any such delegetee with respect to any such action, omission, determination or interpretation.

15.    Amendment, Termination, and Anti-Assignment.

(a)    This Plan may be amended from time to time by the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company, but subject to unitholder approval when and to the extent such approval is required by applicable law or the requirements of the principal exchange in which the Units are listed. In addition, the Chief Executive Officer, the President or the Senior Vice President of Human Resources of the Company may, subject to unitholder approval when and to the extent such approval is required by applicable law or the requirements of the principal exchange in which the Units are listed, and after consultation with the Company’s General Counsel, Chief Legal Officer or Deputy or Assistant General Counsel with respect to securities law matters, make any amendments to the Plan that do not (i) increase the number of authorized Units, (ii) increase the Employee Discount Amount or (iii) otherwise materially increase the Company’s or the Partnership’s obligations under the Plan; provided, however, that the failure of any such authorized officer to make such consultation shall not affect the validity of any such amendments to the Plan.

(b)    This Plan may be suspended or terminated at any time by action of the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company. On termination of the Plan, all amounts then credited to Participant Accounts shall be returned to the affected Participants as soon as reasonably practical.

(c)    A Participant may not assign, pledge, encumber, hypothecate or transfer in any manner any of his or her interests in, based upon or arising under the Plan.

16.    No Right to Employment. This Plan does not confer upon any Employee or other person any right to continue his or her employment or other services with the Company or any Affiliate, nor does it interfere in any way with any rights the Company or any Affiliate may have to terminate such Employee’s or other person’s employment or services at any time, with or without any reason.

17.    No Trust Fund Created; Unsecured Creditors. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate thereof and an Employee or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to the Plan, such right shall be no greater than the right of a general unsecured creditor of the Company or the Affiliate.

18.    Section 409A Compliance. In the event that any provision of this Plan shall be determined to contravene Section 409A, any such provision shall be void and have no effect. Moreover, this Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan comply with or are exempt from Section 409A.

19.    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law and, to the extent not preempted by Federal law, with the laws of the State of Delaware.

20.    Term of the Plan; Unitholder Approval. The Plan, as hereby amended and restated, shall be effective on the date of its approval by the unitholders of the Partnership, and shall continue until the earliest of (i) the date all Units available under the Plan have been delivered to Participants, (ii) the effective date of termination of the Plan as provided in Section 15, and (iii) November 22, 2032 (i.e., the 10-year anniversary of the approval of this Sixth Amendment and Restatement of the Plan by the unitholders of the Partnership).

ENTERPRISE PRODUCTS PARTNERS L.P.

SPECIAL MEETING OF UNITHOLDERS

Tuesday, November 22, 2022

8:00 a.m. Houston, Texas Time

HYATT REGENCY HOUSTON HOTEL

1200 Louisiana Street

Houston, Texas 77002

Enterprise Products Partners L.P. 1100 Louisiana Street, 10th Floor Houston, Texas 77002	proxy

This proxy is solicited by the Board of Directors of the general partner of the partnership for use at the Special Meeting on November 22, 2022.

The common units and/or Series A Preferred Units you hold in your account or in a distribution reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint A. J. Teague, W. Randall Fowler, Christian M. Nelly and Harry P. Weitzel, and each of them with full power of substitution, to vote your common units and/or Series A Preferred Units on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE - www.proxypush.com/epd Use the Internet to vote your proxy until 11:59 p.m. (CT) on November 21, 2022. Scan code below for mobile voting.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on November 21, 2022.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by November 21, 2022.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors and, with respect to Proposal 1, the Incentive Plan Administration Subcommittee of our General Partner, Recommend a Vote FOR Proposals 1 and 2.

1. Proposal to approve the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan	☐ For	☐ Against	☐ Abstain

2. Proposal to approve the amendment and restatement of the EPD Unit Purchase Plan	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.